As filed with the Securities and Exchange Commission on  November 20, 1997
--------------------------------------------------------------------------
                                                      Registration No. 333-30583

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                              ____________________
                               Amendment No. 3 to
                                   Form SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ____________________

                       NEW DIRECTIONS MANUFACTURING, INC.
                 (Name of small business issuer in its charter)
           Nevada                         2511                   86-0671974
(State or other jurisdiction        (Primary Standard         (I.R.S. Employer
     of incorporation or         Industrial Classification   Identification No.)
        organization)                  Code Number)

2940 W. Willetta                                           2940 W. Willetta
Phoenix, AZ 85009                                          Phoenix, AZ 85009
(602) 352-1165                                             (602) 352-1165
(Address and telephone number of                           (Address of principal
principal executive office)                                place of business)

                             Paracorp, Incorporated
                       318 North Carson Street, Suite 208
                             Carson City, NV 89701
                                 (888) 972-7273
           (Name, address and telephone number of agent for service)
                          ____________________________

                                   COPIES TO:

                           Lawrence W. Horwitz, Esq.
                                 Horwitz & Beam
                          Two Venture Plaza, Suite 350
                                Irvine, CA 92618
                                 (714) 453-0300
                              ___________________

                Approximate Date of Proposed Sale to the Public.
  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

                                                                     Proposed Maximum      Proposed Maximum       Amount of
Title of Each Class of Securities to be         Number of Shares     Offering Price Per    Aggregate Offering     Registration
 Registered                                     to be Registered     Share(1)              Price(1)               Fee
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value                         1,000,000            $4.94              $4,940,000         $1,496.97
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value, underlying
 H&B options/(2)/                                          50,00            $2.25              $  112,500         $   34.09
-----------------------------------------------------------------------------------------------------------------------------
Total                                                  1,050,000                               $5,052,500         $1,531.06
-----------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 and based upon the average of the bid and asked prices for the Common Stock on June 24, 1997, as reported by the OTC Bulletin Board.
(2) Represents Common Stock issuable to Horwitz & Beam, Inc. upon exercise of options granted to Horwitz & Beam, Inc. as counsel to the Company ("H&B Options") in connection with this Offering. Pursuant to Rule 416 promulgated under the Securities Act, this Registration Statement also covers any additional common shares which may become issuable by reason of the anti-dilution provisions of the H&B Options. Registration fee calculated pursuant to Rule 457(g)(2).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                      NEW DIRECTIONS MANUFACTURING, INC.

                             CROSS REFERENCE SHEET

                   Pursuant to Item 501(b) of Regulations S-B

                       Showing Location in the Prospectus
                 of Information Required by Items of Form SB-2


Form SB-2 Item Number and Caption             Prospectus
1.  Forepart of Registration Statement and
    Outside Front Cover Page of Prospectus..  Facing Page of Registration
                                              Statement: Outside Front Cover
2.  Inside Front and Outside Back Cover       Page of Prospectus
    Pages of prospectus.....................  Available Information;
                                              Incorporation of Certain Documents
                                              by Reference; Table of Contents
3.  Summary Information; Risk Factors.......  Prospectus Summary; Risk Factors
4.  Use of Proceeds.........................  Prospectus Summary; Business of
                                              the Company; Use of Proceeds
5.  Determination of Offering Price.........  Risk Factors; Plan of Distribution
6.  Dilution................................  Dilution
7.  Selling Security Holders................  Selling Shareholders
8.  Plan of Distribution....................  Underwriting
9.  Legal Proceedings.......................  Not Applicable
10. Directors, Executive Officers, Promoters
    and Control Persons.....................  Management and Principal
                                              Shareholders
11. Security Ownership of Certain Beneficial
    Owners and Management...................  Management and Principal
                                              Shareholders
12. Description of Securities to be
    Registered..............................  Description of Securities
13. Interests of Named Experts and Counsel..  Selling Shareholders
14. Disclosure of Commission Position on
    Indemnification for Securities Act
    Liabilities.............................  Indemnification of Directors and
                                              Officers
15. Organization Within Last Five Years.....  Business of the Company
16. Description of Business.................  Business of the Company
17. Management's Discussion and Analysis of
    Plan of Operation.......................  Management's Discussion and
                                              Analysis of Financial Condition
                                              and Results of Operations
18. Description of Property.................  Business of the Company
                                              (Properties)
19. Certain Relationships and Related
    Transactions............................  Transactions with Affiliates
20. Market for Common Equity and Related
    Stockholder Matters.....................  Risk Factors; Market for Common
                                              Stock and Related Shareholder
                                              Matters
21. Executive Compensation..................  Executive Compensation
22. Consolidated Financial Statements.......  Consolidated Financial Statements
23. Changes In and Disagreements With
    Accountants on Accounting and Financial
    Disclosure..............................  Not Applicable

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                SUBJECT TO COMPLETION, DATED  NOVEMBER 20, 1997

                                   PROSPECTUS
                       NEW DIRECTIONS MANUFACTURING, INC.
                                1,000,000 Shares
                                       of
                                  Common Stock
                                      and
                                50,000 Shares of
                                  Common Stock
                         Underlying Options to Counsel
                               ($0.001 par value)

     The shares of Common Stock of New Directions Manufacturing, Inc., a Nevada corporation ("the Company") offered hereby (the "Shares") will be sold from time to time by the shareholders described herein (the "Selling Shareholders") in transactions in the national over-the-counter market or otherwise at prices prevailing at the time of sale. The Company will not receive any of the proceeds from the sale of the Shares. All expenses incurred in registering the Shares (approximately $37,000) are being borne by the Company, but all selling and other expenses incurred by the Selling Shareholders will be borne by the Selling Shareholders. See "Selling Shareholders."

     The Shares offered hereby have been acquired by the Selling Shareholders from the Company in private transactions and are "restricted securities" under the Securities Act of 1933, as amended (the "Act"), prior to their sale hereunder. This Prospectus has been prepared for the purpose of registering the Shares under the Act to allow for future resales by the Selling Shareholders to the public without restriction. To the knowledge of the Company, the Selling Shareholders have made no arrangement with any brokerage firm for the sale of the Shares. The Selling Shareholders may be deemed to be "underwriters" within the meaning of the Act. Any commissions received by a broker or dealer in connection with resales of the Shares may be deemed to be underwriting commissions or discounts under the Act. See "Plan of Distribution."

     Brokers or dealers effecting transactions in the Shares should confirm the registration of the Shares under the securities laws of the states in which such transactions occur or the existence of an exemption from such registration, or should cause such registration to occur in connection with any offer or sale of the Shares.

     Additionally, the Company is registering for sale hereunder, 50,000 Shares underlying options issued to its legal counsel in exchange for services rendered in connection with this Registration Statement. Twenty-five thousand options were issued to counsel on June 9, 1997 and 25,000 options were issued to counsel on September 15, 1997. All options are exercisable for five years at the option exercise price of $2.25 per Share.

     The Common Stock of the Company is traded in the over-the-counter market and quoted on the National Association of Securities Dealers Electronic Bulletin Board ("OTC Bulletin Board") under the symbol "NDMI." The closing bid and asked prices for the Common Stock on September 24, 1997, as reported by the OTC Bulletin Board were $3.50 and $4.00 per share, respectively. To date, the volume of trading in the Common Stock has been limited and, therefore, the market prices for the Common Stock may not accurately reflect the value of the Company.

                             ______________________

          The Securities offered hereby involve a high degree of risk.
                   See "Risk Factors" commencing on page 5.
                       ------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The Date of this Prospectus is November 20, 1997

                             AVAILABLE INFORMATION

     The Company is not presently subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") with respect to the securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, omits certain information contained in the Registration Statement on file with the Commission pursuant to the Act and the rules and regulations of the Commission thereunder. The Registration Statement, including the exhibits thereto, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of such material may be obtained by mail at prescribed rates from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. The Company's securities are currently listed on the NASD over-the-counter bulletin board and trading under the symbol "NDMI."

                               TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................    1

RISK FACTORS...................................................    5

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS........    8

DIVIDEND POLICY................................................    8

SELECTED FINANCIAL DATA........................................    9

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
          AND RESULTS OF OPERATIONS............................   11

BUSINESS OF THE COMPANY........................................   14

MANAGEMENT.....................................................   18

PRINCIPAL SHAREHOLDERS.........................................   21

SELLING SHAREHOLDERS...........................................   22

PLAN OF DISTRIBUTION...........................................   22

DESCRIPTION OF SECURITIES......................................   23

LEGAL MATTERS..................................................   23

EXPERTS........................................................   24

CONSOLIDATED FINANCIAL STATEMENTS..............................  F-1

                               PROSPECTUS SUMMARY

    The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and the Financial Statements (including the notes thereto) appearing elsewhere in this Prospectus. Unless otherwise specifically referenced, all references to dollar amounts refer to United States dollars.

The Company

  The Company was incorporated under the laws of the state of Nevada on January 9, 1997. In July 1996, Sean F. Lee acquired an option to purchase 100% of the issued and outstanding common stock of New Directions-Manufacturers of Contemporary Furniture, Inc., an Arizona corporation ("New Directions"), a manufacturer and distributor of contemporary oak wood furniture in exchange for $20,000. The Company acquired the option ("Option") to purchase the outstanding capital stock of New Directions from Mr. Lee in exchange for the opportunity to purchase 1,530,000 shares of the Company at par value, and the reimbursement of Mr. Lee's costs associated with acquiring the option ($20,000). The Company then paid the initial purchase price of the Option of $100,000. The Stock Purchase Agreement and the companion agreements pertaining to the acquisition of New Directions by the Company shall collectively be referred to herein as the "Acquisition Agreement."

  The terms of the Acquisition Agreement include the following:

  1. The Company held the option to purchase 100% of the issued and outstanding common stock of New Directions for the stated purchase price of $2.08 million, of which approximately $1.18 million was to be paid in cash on or before January 31, 1997, the purchase price of the option of $100,000 would be credited, and $800,000 was to be financed by the Sellers under the terms of a four year promissory note bearing interest at the rate of 8% annually with level principal and interest payments due monthly. The amount of the cash payments to be made at closing was dependent upon the amount of New Directions' accounts receivable on the closing date.

  2. The selling shareholders of New Directions, which included its current officers and directors, have agreed to a five year non-compete covenant.

  3. Except as noted in (4) below, the officers and directors of New Directions would resign and be replaced with the nominees of the Company. (See "Management.")

  4. Jack Horner, Jr., a co-founder, shareholder and executive officer of New Directions, would continue to serve as the Vice-President of the Company after the Company's acquisition of New Directions.

  5. Two key executive officers of the Company, Donald A. Metke and Jack Horner, Jr., were each issued 510,000 shares of restricted common stock of the Company in exchange for the payment of par value ($510 each) and to ensure their long term commitment to the Company. Sean F. Lee was issued 1,530,000 shares of restricted common stock of the Company.

  On January 10, 1997, the Company entered into an Exchange Agreement with Premier Ventures & Exploration, Inc., a Louisiana corporation ("Premier") whereby the Company became a wholly-owned subsidiary of Premier.

  On January 15, 1997, the Company exercised the Option with a cash payment of $1,180,000. The Company paid the cash payment of $1,180,000 with funds raised in its private offering commenced on January 9, 1997 as well as a short-term loan from a private individual in the amount of $500,000. The loan was completely paid off, including principal and interest, upon the completion of the private offering on May 14, 1997. The remaining balance of the purchase price of $800,000 was financed by the sellers according to a promissory note under the terms set forth in (1) above. There remains due and owing $713,382 under the note, as of June 30, 1997.

  The Company entered into a Plan of Merger (the "Merger Agreement") with Premier on February 25, 1997. The Company had no relationship with Premier prior to the transactions related to the Merger. The purpose of the merger was to change the corporate domicile of the Company from Louisiana to Nevada. Prior to the execution of the Merger Agreement, Premier was a public company with dormant operations and had 3,560,296 shares of common stock outstanding. Premier became a "public company" pursuant to two Regulation D, Rule 504 offerings, one in 1996 and one in 1997. Premier's common stock was listed on the NASD's over-the-counter market as of January 6, 1997 under the symbol "PVEI" and quoted pursuant to SEC Rule 15c2-11. Premier's predecessor-in-interest was Omni Answers, Inc. ("Omni") which was incorporated on September 11, 1985 in the State of Louisiana. Omni operated a consultation by mail business. Omni changed its name to Premier on December 20, 1996. Pursuant to the terms of the Merger Agreement, the Premier shareholders received one share of the Company for every share of Premier common stock they held, all Premier stock was cancelled, and Premier was merged with and into the Company, leaving the Company as the surviving entity. The Merger was effective on April 16, 1997. New Directions changed its name to New Directions Manufacturing, Inc., an Arizona corporation and the Company (New Directions Manufacturing, Inc., a Nevada corporation) then became the 100% owner of New Directions (the Arizona corporation) which conducts business as the Company's wholly-owned operating subsidiary.

  In summary, on January 9, 1997, New Directions Manufacturing, Inc. (the "Company") was incorporated in Nevada. On January 10, 1997, Premier Ventures & Exploration, Inc., a Louisiana corporation ("Premier") acquired all of the issued and outstanding capital stock of the Company pursuant to an Exchange Agreement. The Company became the wholly owned subsidiary of Premier. On March 14, 1997, the Plan of Merger (the "Merger Agreement") was adopted by director and shareholder approval of both corporations. Articles of Merger were filed in Louisiana and Nevada. Premier was merged with and into the Company, leaving the Company as the surviving entity.

  The Selling Shareholders hereunder are identified in the "Selling Shareholders" section of this Prospectus.

  The address of the Company's principal executive offices is 2940 W. Willetta, Phoenix, AZ 85009. The Company's telephone number is (602) 352-1165. Unless otherwise noted, the "Company" as used in this Prospectus, will refer to the consolidated entities described above.

                                  The Offering

Common Stock Outstanding on
 September 15, 1997                 4,987,770

Common Stock Offered by Selling
 Shareholders                       1,000,000

Risk Factors                        The securities offered hereby involve a high
                                    degree of risk and immediate substantial
                                    dilution.  See "Risk Factors."

OTC Bulletin Board Symbol                NDMI

                         Summary Financial Information

The following table presents selected historical financial data for the Company derived from the Company's Financial Statements. The historical financial data are qualified in their entirety by reference to, and should be read in conjunction with, the Financial Statements and notes thereto of the Company, which are incorporated by reference into this Prospectus. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements of the Company and the notes thereto included elsewhere in this Prospectus.


                                                               Period from
                                                             January 9, 1997
                                       Three Months      (date of incorporation)
                                          Ended                  through
                                    September 30, 1997        June 30, 1997
                                    ------------------   -----------------------
Statement of Operations Data:
Revenue                                     $1,567,872               $3,215,985
Net income (loss)                           $   24,841               $  (44,798)
Net income (loss) per share                 $     0.01               $    (0.01)

                                        September 30, 1997      June 30, 1997
                                        ------------------      -------------
Balance Sheet Data:

Working Capital                             $  768,247            $  796,761
Total assets                                $3,041,037            $3,045,171
Total liabilities                           $1,148,758            $1,177,733
Stockholder's equity                        $1,892,279            $1,867,438



              Summary Financial Information continued on next page

                                   Six Months Ended
                                      December 31         Fiscal Year Ended
                                      (unaudited)              June 30
                               -----------------------  -----------------------
                               1996               1995   1996              1995
                               -----------------------   ----------------------
Statement of Operations Data:
Revenue                        $2,872,989   $2,789,447   $5,802,840  $4,607,085
Net income (loss)              $ (213,734)  $ (111,210)  $   50,078  $  (30,370)
Net income (loss) per share    $     (214)  $     (111)  $       50  $      (30)

                                   December 31, 1996          June 30, 1996
                                   -----------------          -------------
Balance Sheet Data:
Working Capital                        $385,689                  $576,812
Total assets                           $681,063                  $890,070
Total liabilities                      $273,653                  $268,925
Stockholder's equity                   $407,410                  $621,145

                                  RISK FACTORS

          An investment in the Securities offered in this Prospectus involves a high degree of risk and should only be made by persons who can afford the loss of their entire investment. Accordingly, prospective investors should consider carefully the following factors, in addition to the other information concerning the Company and its business contained in this Prospectus, before purchasing the Securities offered hereby.

          Limited Operating History.   Although the operating subsidiary of the
Company was in operation for several years prior to the Acquisition Agreement, the current management team, with the exception of Jack F. Horner, Jr., is new to the Company as well as to the furniture manufacturing business, and the Company, after the Merger and acquisition of the operating company, has no operating history and its financial health will be subject to all the risks inherent in the establishment of a new business enterprise. Additionally, the Company on a consolidated basis has operated at a loss for most of the periods for which financial statements are presented herein. The likelihood of success of the Company must be considered in the light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the startup and growth of a new business, and the competitive environment in which the Company will operate. The Company's success is dependent upon the successful development and marketing of its products, as to which there is no assurance. Unanticipated problems, expenses, and delays are frequently encountered in establishing a new business and marketing and developing products. These include, but are not limited to, competition, the need to develop customer support capabilities and market expertise, setbacks in product development, market acceptance, sales, and marketing. The failure of the Company to meet any of these conditions would have a materially adverse effect upon the Company and may force the Company to reduce or curtail operations. No assurance can be given that the Company can or will ever operate profitably. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business of the Company--Marketing" and "--Competition."

          Dependence Upon Key Personnel. The Company's success depends, to a significant extent, upon a number of key employees. The loss of services of one or more of these employees could have a material adverse effect on the business of the Company. The Company believes that its future success will also depend in part upon its ability to attract, retain, and motivate qualified personnel, and consequently has entered into employment agreements with certain key officers. Competition for such personnel is intense. There can be no assurance that the Company will be successful in attracting and retaining such personnel. The Company does not have "key person" life insurance on any of its key employees. See "Management."

          Competition. The Company will be competing with other established businesses that market similar products. Many of these companies have greater capital, marketing and other resources than the Company. There can be no assurance that these or other entities will not develop new or enhanced products that have greater market acceptance than any that may be marketed by the Company. There can be no assurance that the Company will successfully differentiate itself from its competitors or that the market will consider the Company's products to be superior or to or more appealing than those of its competitors. Market entry by any significant competitor may have an adverse effect on the Company's sales and profitability. See "Business of the Company-- Competition."

          Substantial Dilution. In many cases, the officers, directors, and present shareholders of the Company have acquired their interest at a cost substantially lower than that which investors will pay for the Common Stock offered hereby. As a result, investors participating in this offering will likely incur immediate, substantial dilution in the net tangible book value per share. The net tangible book value of a share represents the amount of the Company's tangible assets less the amount of its liabilities, divided by the number of shares outstanding.

          Lack of Dividends. The Company has never paid any cash dividends on its Common Stock and does not anticipate paying any cash dividends in the future. The Company currently intends to retain future earnings, if any, to fund the development and growth of its business. See "Dividend Policy."

          Future Capital Needs Could Result in Dilution to Investors; Additional Financing Could be Unavailable or Have Unfavorable Terms. The Company's future capital requirements will depend on many factors, including cash flow from operations, progress in its research and development, competing market developments, and the Company's ability to market its proposed products successfully. Although the Company currently has no specific plans or arrangements for financing, to the extent that the Company's working capital is insufficient to fund the Company's activities, it may be necessary to raise additional funds through equity or debt financings. Any equity financings could result in dilution to the Company's then-existing stockholders. Sources of debt financing may result in higher interest expense. Any financing, if available, may be on terms unfavorable to the Company. If adequate funds are not obtained, the Company may be required to reduce or curtail operations. The Company anticipates that its existing capital resources, together with the net proceeds of this Offering, will be adequate to satisfy its operating expenses and capital requirements for at least 12 months after the date of this Prospectus. However, such estimates may prove to be inaccurate. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business of the Company" and Financial Statements.

          Economic Conditions and Consumer Spending. As with other businesses, the Company's results may be adversely affected by unfavorable local, regional or national economic conditions affecting disposable consumer income. There can be no assurance that consumer spending will not decline in response to economic conditions, thereby adversely affecting the Company's growth, net sales, and profitability.

          Unpredictable Product Acceptance; Lack of Distribution Agreements. There can be no assurance that the Company's marketing and/or sales strategies will be effective and that consumers will buy the Company's products. The failure of the Company to penetrate its markets would have a material adverse effect upon the Company's operations and prospects. Market acceptance of the Company's products will depend in part upon the ability of the Company to demonstrate the advantages of its products over competing products. In addition, the Company's sales strategy for its products contemplates sales to markets yet to be established. Also, the Company currently has no distribution agreements for any of its products in place. See "Business of the Company-- Marketing" and "--Competition."

          Difficulty of Planned Expansion; Management of Growth. The Company has expanded its operations rapidly, and it plans to continue to further expand its level of operations in all areas following the Offering. The Company's operating results will be adversely affected if net sales do not increase sufficiently to compensate for the increase in operating expenses caused by this expansion. In addition, the Company's planned expansion of operations may cause significant strain on the Company's management, technical, financial, and other resources. To manage its growth effectively, the Company must continue to improve and expand its existing resources and management information systems and must attract, train, and motivate qualified managers and employees. There can be no assurance, however, that the Company will successfully be able to achieve these goals. If the Company is unable to manage growth effectively, its operating results will be adversely affected.

          No Outside Directors. The Company's Board of Directors presently consists of three (3) directors: Sean F. Lee, Chairman of the Board; Donald A. Metke, President, Chief Operating Officer, Chief Financial Officer, Director; and Jack Horner, Jr., Vice President, Secretary, Director. Therefore, the Company's Board of Directors has no outside directors and insiders can presently control certain policies, actions, and decisions of the Company. See "Management--Directors and Executive Officers.

          Offering Price and Subsequent Trading Dependent Upon Market. The securities to be offered hereby will be offered at the market price prevailing at the time of the offer, which price may vary and may have a limited relationship, or no relationship, to the Company's assets, book value, results of operations, or other established criteria of value. The offering price also many not be indicative of the prices that will prevail in the subsequent trading market for the company's securities. The Company's securities will trade in the subsequent trading market at prices that may vary and have a limited relationship, or no relationship, to the Company's assets, book value, results of operating, or other established criteria of value.

          Shares Eligible for Future Sale. Of the 4,987,770 shares of Common Stock issued and outstanding as of the date of this Prospectus, 3,557,283 shares are "restricted securities" as that term is defined under Rule 144 promulgated under the Act, and will become eligible for sale in the public market subject to the provisions of Rule 144. In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may sell restricted securities in ordinary brokerage transactions or in transactions directly with a market maker within any three-month period limited to a number of shares which does not exceed the greater of one percent of the Company's then-outstanding Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits the sale (without any quantity limitations) of "restricted securities" by a person who is not an affiliate of the issuer and who has satisfied a two-year holding period. Future sales of such shares could have an adverse effect on the market price of the Common Stock. One million of the 3,557,283 "restricted securities" are being registered herein and, upon effectiveness, will be eligible for sale in the public market. See "Description of Securities."

          Risks Relating to Low-Price Stocks. The Company's Common Stock is quoted and traded on the Over-the-Counter Bulletin Board ("OTC Bulletin Board"). As a result, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities. In addition, trading in the Common Stock would be covered by Rules 15g-1 through 15g-100 promulgated under the Exchange Act for non-Nasdaq and non-exchange listed securities. Under this rule, broker-dealers who recommend such securities must satisfy burdensome sales practice requirements. The Securities Enforcement and Penny Stock Reform Act of 1990 (the "Reform Act") also requires additional disclosure in connection with any trades involving a stock defined as a "penny stock" (generally, according to recent regulations adopted by the Commission, any equity security that has a market price of less than $5.00 per share, subject to certain exceptions), including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith. The regulations governing low-priced or penny stocks could limit the ability of broker-dealers to sell the Company's securities and thus the ability of the purchasers of this Offering to sell their securities in the secondary market.

            MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

          The Common Stock of Premier Ventures & Exploration, Inc. (Premier") began trading on the NASD's over-the-counter market as of January 6, 1997 under the symbol "PVEI" and quoted pursuant to SEC Rule 15c2-11. On April 16, 1997, Premier was merged with and into the Company. The stock symbol was changed from "PVEI" to "NDMI" on April 25, 1997. Trading activity with respect to the Company's Common Stock has been extremely limited and sporadic. From the time of listing through June 24, 1997, the high bid price was $12.00 and the low bid price was $3.00; quarter end high and low bids, as reported by the OTC Bulletin Board, for the first two quarters of 1997 are set forth below, which quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission, and may not reflect actual transactions:

                     High       Low
-------------------------------------
1997
-------------------------------------
First Quarter        $12.00    $1.875
-------------------------------------
Second Quarter       $ 9.50    $ 3.00
-------------------------------------

          As of September 15, 1997, there were approximately 129 shareholders of record of the Company's Common Stock. On September 24, 1997, the closing bid price for the Company's Common Stock was $3.50.

                                DIVIDEND POLICY

          The Company has never paid any cash dividends on its Common Stock and does not anticipate paying any cash dividends in the future. The Company currently intends to retain future earnings, if any, to fund the development and growth of its business.

                            SELECTED FINANCIAL DATA


          The following selected financial data are qualified by reference to, and should be read in conjunction with, the Financial Statements, related Notes to Financial Statements and Report of Independent Public Accountants, and Management's Discussion and Analysis of Financial Condition and Results of Operations contained elsewhere herein. The following tables summarize certain selected financial data of New Directions for the fiscal year ended June 30, 1995 (audited), the fiscal year ended June 30, 1996 (audited), the six months ended December 31, 1995 (unaudited), the six months ended December 31, 1996 (unaudited), and the three months ended September 30, 1997 (unaudited). The operations of the Company for the period from January 9, 1997 (date of incorporation of the acquiring company) through June 30, 1997 (audited) are also presented. The data has been derived from Financial Statements included elsewhere in this Prospectus. No dividends have been paid for any of the periods presented.

                                                              Period from
                                                            January 9, 1997
                                      Three Months      (date of incorporation)
                                         Ended                  through
                                   September 30, 1997        June 30, 1997
                                   ------------------   ------------------------
Statement of Operations Data:
Revenue                                 $1,567,872             $3,215,985
Net income (loss)                       $   24,841             $  (44,798)
Net income (loss) per share             $     0.01             $    (0.01)

                                   September 30, 1997          June 30, 1997
                                   ------------------          -------------
Balance Sheet Data:
Working Capital                         $  768,247              $  796,761
Total assets                            $3,041,037              $3,045,171
Total liabilities                       $1,148,758              $1,177,733
Stockholder's equity                    $1,892,279              $1,867,438



                 Selected Financial Data continued on next page

                                   Six Months Ended
                                      December 31         Fiscal Year Ended
                                      (unaudited)              June 30
                                  1996        1995       1966          1995
                             ------------------------  ----------------------
Statement of Operations
    Data:
Revenue                      $2,872,989   $2,789,447   $5,802,840   $4,607,085
Net income (loss)            $ (213,734)  $ (111,210)  $   50,078   $  (30,370)
Net income (loss) per share  $     (214)  $     (111)  $       50   $      (30)

                                 December 31, 1996            June 30, 1996
                                 -----------------            -------------
Balance Sheet Data:
Working Capital                       $385,689                  $576,812
Total assets                          $681,063                  $890,070
Total liabilities                     $273,653                  $268,925
Stockholder's equity                  $407,410                  $621,145

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

    The following discussion regarding the financial statements of the Company should be read in conjunction with the Financial statements of the Company included herewith.

Overview

    The Company is engaged in the business of manufacturing and supplying oak wood furniture.

Results of Operations

Three Months Ended September 30, 1997

    There were no significant changes in the operations of the Company in its first fiscal quarter. Revenues for the three months ended September 30, 1997 were $1,567,872. Net income for this period was $24,841, resulting in earnings per share of $0.01. These amounts represent a slight increase over the prior year's period.

    Current assets for the three months ended September 30, 1997 were $1,302,919 and total assets were $3,041,037. Current liabilities for this period were $534,672 and total liabilities were $1,148,758. Stockholders' equity for this period was $1,892,279.

Period from January 9, 1997 (date of incorporation) through June 30, 1997

    The period ended June 30, 1997 was the first period reflecting the consolidated operations of the Company and its wholly-owned subsidiary New Directions Manufacturing, Inc., an Arizona corporation (formerly New Directions-Manufacturers of Contemporary Furniture, Inc.) During this period, the Company started to pursue its goals of increasing sales. As a result, sales increased to $3,215,985 for the six months ended June 30, 1997 as compared to $2,872,989 for the six months ended December 31, 1996 and $3,029,670 for the six months ended June 30, 1996. During the past year, the Company has been able to hold its material costs in line but has had increases in the cost of labor as the result of increases in the minimum wage.

    The net loss for the period was largely attributable to non-cash expenses during the period. The Company reflected depreciation and amortization of $106,578 for the covenant not to compete, goodwill, and the increased cost of property and equipment.

    The Company incurred interest expense of $35,029 for the first six months of 1997, primarily from the $800,000 carryback by the sellers of New Directions.

    The most significant changes in the balance sheet of the Company at June 30, 1997 as compared to New Directions at June 30, 1996 are:

     .    Increased cash and equity resulting from the private placement
     . Acquiring the covenant not to compete for $800,000 and the related liability to the shareholders for it
     . Increasing the cost of property and equipment to fair market value as the result of the acquisition
     . Recording goodwill for the excess of the purchase price over the fair market value of the assets acquired from sellers.

Fiscal Year Ended June 30, 1996 as Compared to Fiscal Year Ended June 30, 1995

     Sales increased from $4,607,085 in fiscal 1995 to $5,802,480 in fiscal 1996, which represents an increase of approximately 26%. Costs and expenses, other than officer compensation, as a percentage of sales remained relatively constant during both years. Because New Directions was privately held, management's policy was to take any increase in earnings as compensation to officers. The combined total of new income (loss) and officer compensation increased from $479,744 ($510,144-$30,370) in fiscal 1995 to $610,200 ($560,122
+ $50,078) in fiscal 1996. This resulted in an increase of approximately 27%, which compared favorably with the increase in sales of 26%.

     In comparison to similar companies, New Directions' fiscal management was extremely conservative. New Directions did not rely upon any outside debt to finance its business and had no long term obligations except a capital lease. With credit terms that allow no exceptions from full payment within 30 days, the average age of New Directions' accounts receivable was only 45 days.

     As a result of its conservative management, New Directions' growth was limited significantly. New Directions limited itself by its credit limits and/or terms. In addition, New Directions' limited investment in production equipment restricted New Directions' ability to capitalize on modern automation technologies which could enable New Directions to improve manufacturing efficiencies and reduce costs.

Six Months Ended December 31, 1996 as Compared to the Six Months Ended December 31, 1995

     Sales for the six months ended December 31,1996 increased to $2,872,989 from $2,789,447 for the same period in 1995. The net loss before income taxes for the same period increased from $111,210 in 1995 to $246,734 in 1996. The most significant difference in the net loss is attributable to increases in officer compensation from $266,382 in 1995 to $427,701 in 1996. New Directions' policy was to declare bonuses prior to December 31, based upon the earnings of the Corporation for the previous twelve month period. As a result of the bonuses, the cash position of New Directions at December 31 of each year was substantially less than its cash position at June 30.

     As of December 31, 1996, New Directions had no cash reserves and total current assets of $634,955 as compared to the six months ended December 31, 1995 when New Directions had cash reserves of $55,238 and total current assets of $698,031.

Liquidity and Capital Resources

     Initial start-up funding of $2,550 was raised through the sale of 2,550,000 shares of the Company's Common Stock to its founders and other principals for $0.001 per share.

     On January 9, 1997, the Company commenced a private placement of 1,000,000 shares of its Common Stock at $2.25 per Share (the "Private Placement"). The Private Placement was exempt from the registration provisions of the Securities Act of 1933 (the "Act") by virtue of Section 4(2) of the Act, as transactions by an issuer not involving any public offering. The securities issued pursuant to the Private Placement were restricted securities as defined in Rule 144. The shares of Common Stock issued in the Private Placement are being registered herein for resale only. The offering generated net proceeds of approximately $1,909,686, net of offering costs and expenses and commissions of $340,314.

     At June 30, 1997, the Company had outstanding current liabilities of $593,086. The Company anticipates satisfying its current liabilities in the ordinary course of business from revenues.

     The Company plans on expending approximately $50,000 over the next twelve 12 months upgrading and acquiring new equipment.

     The Company does not believe that inflation has had a significant impact on its operations since inception of the Company.

Fluctuations in Operating Results; Seasonality.

     Annual and quarterly fluctuations in the Company's results of operations may be caused by the timing and composition of orders from the Company's customers and distribution channels. The Company's future results also may be affected by a number of factors, including its ability to offer products at competitive prices and to anticipate customer demands. The Company's results may also be affected by economic conditions in the geographical areas in which the Company operates. Further, the furniture industry is affected by seasonality, with the summer months tending to be the slowest part of the year. All of the foregoing may result in substantial unanticipated quarterly earnings shortfalls or losses. Due to all of the foregoing, the Company believes that period-to-period comparisons of its results of operations are not necessarily meaningful and should not be relied upon as indicative of future performance.

                            BUSINESS OF THE COMPANY

History

     The Company was incorporated under the laws of the state of Nevada on January 9, 1997. In July 1996, Sean F. Lee acquired an option to purchase 100% of the issued and outstanding common stock of New Directions-Manufacturers of Contemporary Furniture, Inc., an Arizona corporation ("New Directions"), a manufacturer and distributor of contemporary oak wood furniture in exchange for $20,000. The Company acquired the option ("Option") to purchase the outstanding capital stock of New Directions from Mr. Lee in exchange for the opportunity to purchase 1,530,000 shares of the Company at par value, and reimbursement of Mr. Lee's costs associated with acquiring the option ($20,000). The Company then paid the initial purchase price of the Option of $100,000. The Stock Purchase Agreement and the companion agreements pertaining to the acquisition of New Directions by the Company shall collectively be referred to herein as the "Acquisition Agreement."

     The terms of the Acquisition Agreement include the following:

     1. The Company held the option to purchase 100% of the issued and outstanding common stock of New Directions for the stated purchase price of $2.08 million, of which approximately $1.18 million was to be paid in cash on or before January 31, 1997, the purchase price of the option of $100,000 would be credited, and $800,000 was to be financed by the Sellers under the terms of a four year promissory note bearing interest at the rate of 8% annually with level principal and interest payments due monthly. The amount of the cash payments to be made at closing was dependent upon the amount of New Directions' accounts receivable on the closing date.

     2. The selling shareholders of New Directions, which included its current officers and directors, have agreed to a five year non-compete covenant.

     3. Except as noted in (4) below, the officers and directors of New Directions would resign and be replaced with the nominees of the Company. (See "Management".)

     4. Jack Horner, Jr., a co-founder, shareholder and executive officer of New Directions, would continue to serve as the Vice-President of the Company after the Company's acquisition of New Directions.

     5. Two key executive officers of the Company, Donald A. Metke and Jack Horner, Jr., were each issued 510,000 shares of restricted common stock of the Company in exchange for the payment of par value ($510 each) and to ensure their long term commitment to the Company. Sean F. Lee was issued 1,530,000 shares of restricted common stock of the Company.

     On January 10, 1997, the Company entered into an Exchange Agreement with Premier Ventures & Exploration, Inc., a Louisiana corporation ("Premier") whereby the Company became a wholly-owned subsidiary of Premier.

     On January 15, 1997, the Company exercised the Option with a cash payment of $1,180,000. The Company paid the cash payment of $1,180,000 with funds raised in its private offering commenced on January 9, 1997 as well as a short-term loan from a private individual in the amount of $500,000. The loan was completely paid off, including principal and interest, upon the completion of the private offering on May 14, 1997. The remaining balance of the purchase price of $800,000 was financed by the sellers according to a promissory note under the terms set forth in (1) above. There remains due and owing $713,382 under the note, as of June 30, 1997.

     The Company entered into a Plan of Merger (the "Merger Agreement") with Premier on February 25, 1997. The Company had no relationship with Premier prior to the Merger. The purpose of the merger was to change the corporate domicile of the Company from Louisiana to Nevada. Prior to the execution of the Merger Agreement, Premier was a public company with dormant operations and had 3,560,296 shares of common stock outstanding. Premier became a "public company" pursuant to two Regulation D, Rule 504 offerings, one in 1996 and one in 1997. Premier's common stock was listed on the NASD's over-the-counter market as of January 6, 1997 under the symbol "PVEI" and quoted pursuant to SEC Rule 15c2-11. Premier's predecessor-in-interest was Omni Answers, Inc. ("Omni") which was incorporated on September 11, 1985 in the State of Louisiana. Omni operated a consultation by mail business. Omni changed its name to Premier on December 20, 1996. Pursuant to the terms of the Merger Agreement, the Premier shareholders received one share of the Company for every share of Premier common stock they held, all Premier stock was cancelled, and Premier was merged with and into the Company, leaving the Company as the surviving entity. The Merger was effective on April 16, 1997. New Directions changed its name to New Directions Manufacturing, Inc., an Arizona corporation and the Company (New Directions Manufacturing, Inc., a Nevada corporation) then became the 100% owner of New Directions (the Arizona corporation) which conducts business as the Company's wholly-owned operating subsidiary.

     The Selling Shareholders hereunder are identified in the "Selling Shareholders" section of this Prospectus.

     The address of the Company's principal executive offices is 2940 W. Willetta, Phoenix, AZ 85009. The Company's telephone number is (602) 352-1165. Unless otherwise noted, the "Company" as used in this Prospectus, will refer to the consolidated entities described above.

Business

     New Directions-Manufacturers of Contemporary Furniture, Inc., an Arizona corporation ("New Directions") was established in 1989 by the Horner family. Previously, Jack Horner, Sr. and Jr. both owned and managed separate chains of furniture stores in the Southwest United States. Jack Jr. was also a factory representative for different furniture manufacturers over a period of 10 years. In the late 1980's, they saw the increasing demand for quality oak furniture and the lack of an adequate supply of the product. Consequently, Jack Sr. sold the furniture store chain and established New Directions with his two sons.

     The Company manufactures quality oak furniture using no particle board. Its product line consists mainly of entertainment centers, wall units, and room dividers; however, it also offers bookshelves, bedroom suites, and other oak furniture units.

     The Company's customers are located throughout the United States, as well as Canada and Puerto Rico. Because of its formerly strict credit terms, the Company limited its opportunities for growth. In particular, its strict credit terms made it difficult to obtain business with high volume department stores and large furniture chains.

     Despite such limitations, the business expanded from 12 employees and a 10,000 sq. ft. production facility, to 80 employees in a 34,000 sq. ft. facility. Revenues grew to over $5 million for the fiscal year ending June 30, 1996. The Company's early growth was financed entirely by internally generated funds.

     Primarily due to his declining health, Jack Sr. wished to retire from the business. For personal reasons, neither of Jack Sr.'s sons desired to assume control of the Company from their father. Consequently, the family offered the business for sale. Jack Jr. expressed a strong interest in remaining with the business after the change in ownership. New management agreed to keep him in the business to ensure a smooth management transition and to take advantage of his extensive knowledge gained from 15 years of experience in the furniture trade.

Market Opportunities

     The market for quality oak furniture has grown considerably in the past five years as demonstrated by the growth of specialty oak furniture stores such as Oak Express and Oak Showcase. In addition, the oak furniture market has also grown within the larger department and furniture stores. One reason for the market's growth has been the aging of the baby boomer population. As the baby boomers age, they typically prefer and purchase more traditional furniture, such as oak furniture, as opposed to furniture constructed with more contemporary, man-made materials. Management of the Company believes that this factor alone will continue to create significant growth opportunities in the existing market for entertainment centers, wall units, bedroom suites, tables, and all other typical home furniture pieces.

     Another market that may be pursued is the international market. Excluding sales to Canada, the Company does not currently export its products despite the fact that oak furniture manufactured in the United States is popular in Europe and other foreign markets.

     The Company also has significant opportunities within the existing domestic United States marketplace. This market could easily be further exploited through more aggressive marketing, more flexible credit terms (while including the cost of extending credit in the price of the product), and by exploring means of further expanding in the United States.

     Notably, the Company currently makes minimal expenditures for marketing and advertising its products. Media advertising has averaged less than $20,000 annually, reflecting the former principals' conservative management style. New management believes that increased marketing will not only increase sales but will allow higher pricing of products and increased margins.

Production

     The Company maintains its manufacturing operations in a 34,000 sq. ft. building located in Phoenix, Arizona. Together with its administrative offices, the Company occupies the entirety of the building under the terms of a lease expiring March 1, 2000 (which is currently awaiting final authorization from the lessor). See "Business of the Company--Properties."

     The Company's production line was originally designed to be simplistic with a significant amount of manual labor. However, by minimizing large investments in manufacturing equipment, former management of the Company significantly restricted the Company's ability to take advantage of opportunities to reduce labor costs and to streamline its manufacturing operations. The new management team believes that the Company is capable of producing higher quality, higher value products with only a minimal increase in cost.

Major Suppliers/Customers/Contracts

     No single customer accounts for more than ten percent of the Company's annual sales, nor is the Company reliant upon any single supplier for any raw materials, parts or other supplies used in the Company's manufacturing process which are not readily available on the open market at reasonable prices and in adequate quantities for the Company's current and anticipated levels of operations.

Competition

     The Company faces competition from numerous companies, certain of which are more established, benefit from greater market recognition, and have greater financial, production and marketing resources than the Company. The Company's products compete on the basis of certain factors, including quality and price. The Company's competitors include Thornwood; Aspen, Inc.; and Legends.

Properties

     The Company rents a 34,000 square foot facility in Phoenix, Arizona which includes offices and manufacturing space, pursuant to a lease agreement entered into on November 11, 1992. The term of the lease covers the period of March 1993 through March 1998, and requires monthly payments of approximately $7,500. On May 27, 1997, the Company executed a proposal to extend the lease through March 2000 at an average monthly payment of approximately $8,500 for the first year of the extension and approximately $9,500 for the second year of the extension (which is currently awaiting final authorization from the lessor). The Company also leases showrooms in San Francisco, California and North Carolina which require approximate monthly lease payments of $2,037 and $6,000, respectively.

Employees

     As of the date of this Memorandum, the Company employs 75 full-time employees. The Company hires independent contractors on an "as needed" basis only. The Company has no collective bargaining agreements with its employees. The Company believes that its employee relationships are satisfactory.

Litigation

     On November 10, 1997, the Company was served with a Fourth Amended Complaint in the matter of Marilyn S. Puniska v. Kane Furniture Corporation, et al., Circuit Court for the Sixth Judicial Circuit, in and for Pinallas County, State of Florida, Circuit Civil Case Number 96-5545-CI-15. There are two claims against the Company, strict liability and negligence, surrounding an accident with a piece of furniture. The litigation has been turned over to the Company's insurance carrier who is handling the defense for the Company. Management of the Company believes that this matter will be completely covered by its liability insurance and that the Company will not suffer any out-of-pocket cash losses in defending/settling this matter.

     Management of the Company believes that there are no other litigation matters pending or threatened against the Company.

                                   MANAGEMENT

Directors and Executive Officers

     The directors and officers of the Company as of the date of this Prospectus are as follows:

Name                  Age                     Position
----                  ---                     --------

Sean F. Lee            56   Chairman of the Board

Donald A. Metke        62   President, Chief Operating Officer, Chief Financial
                             Officer, Director

Jack Horner, Jr.       41   Executive Vice President, Secretary, Director

Sean F. Lee, Chairman of the Board of Directors

     Sean F. Lee has served in management positions in the retail industry since 1963. Recently Mr. Lee was co-founder and chairman of INFOPAK, a company which manufactured a hand held computer and created custom software for the real estate industry. He held the position of Chairman from inception in January 1991 until its sale in October 1996. In October 1996, Mr. Lee accepted the position of co-founder Chairman of Soy Environmental Products, Inc., Overland, Kansas, a manufacturer of cleaners and solvents for the retail market. Mr. Lee's retail experience includes 18 years with Montgomery Ward, starting as a trainee and ending in 1981 as merchandise manager for the Western region. In 1982 he joined W.R. Grace as a divisional Vice President ending in 1986 as C.E.O. of Grace Homecenters West. Mr. Lee was C.E.O. of YellowFront Stores,
Inc. from 1986 through 1988.  Mr. Lee was C.E.O. of Homebase a $1.7   billion
home improvement chain in 1988 and 1989. He holds a B.S. in economics from Hood College, Frederick Maryland.

Donald A. Metke, President, Chief Operating Officer, Chief Financial Officer, Director

     Donald A. Metke's business background includes extensive consulting for Yucaipa Companies of Los Angeles, California, and Smitty's Supermarkets, Phoenix, Arizona. From 1990 to 1993 Mr. Metke served as Executive Vice President for Almac's Supermarkets, Providence, Rhode Island, and from 1988 to 1990 he served as Executive Vice President of Marketing for Chas. P. Young, the leader in the financial and securities printing fields. Mr. Metke was a partner with MultiServices of Orlando, Florida from 1983 to 1988 with involvement in sales, and mergers and acquisitions of small and medium sized companies. He was President of the Consumer Products Division of Petrolane from 1977 to 1983 with responsibility for Supermarkets (Stater Brothers, 92 stores in California), Health Services (44 hospitals in the West and Midwest), and 92 automotive stores.

Jack Horner, Jr., Executive Vice President, Secretary, Director

     Jack Horner, Jr. was a co-founder of New Directions and was instrumental in its development from inception to over $5 million in sales annually. From 1987 to 1990, he was a manufacturer's representative covering the Southwestern United States for three separate furniture companies. From 1985 to 1987, he owned and operated retail furniture stores in Phoenix, Arizona and has been a central figure in the management of New Directions since its establishment in 1989.

     The number of directors may be fixed from time to time by the Board of Directors. The Board of Directors presently consists of three directors. Each of the Company's directors hold office until their respective successors are elected at the next annual meeting of shareholders. Vacancies in the Board of Directors are filled by a majority vote of the remaining directors or by a shareholder vote called expressly for such purpose.

Executive Compensation

     The following shows the annual amounts which the Company anticipates paying each executive officer and director for the fiscal year ending June 30, 1998. The officers and directors were associated with the Company for only six months in the fiscal year ending June 30, 1997 and received only nominal compensation for such time. The Company has employment agreements with all of its executive officers and a consulting agreement with its chairman of the board. The following officers and directors of the Company receive the following annual cash salaries and other compensation:


                           SUMMARY COMPENSATION TABLE

            Name and Principal Position                Year   Annual Salary/(1)(2)(3)/
--------------------------------------------------------------------------------------
Sean F. Lee, Chairman                                  1998         $ 60,000
--------------------------------------------------------------------------------------
Donald A. Metke, President, Chief Operating            1998         $100,000
 Officer, Chief Financial Officer, Director
--------------------------------------------------------------------------------------
Jack Horner, Jr., Executive Vice President,            1998         $100,000
 Secretary, Director
--------------------------------------------------------------------------------------
All Officers and Directors as a Group (3 persons)      1998         $260,000
--------------------------------------------------------------------------------------

_________________
(1) No officers received or will receive any bonus or other annual compensation other than salaries during fiscal 1998. The Company does not provide any personal benefits to officers of the Company, such as the cost of automobiles, life insurance, and supplemental medical insurance. The officers of the Company have an opportunity to receive additional compensation to make up for the lack of benefits, such as payment for the cost of an automobile, payment of a life insurance premium, and monthly payments for medical insurance. However, such sums are not included herein because the specific dollar amounts of such personal benefits cannot presently be ascertained. Management believes that the value of non-cash benefits and compensation distributed to executive officers of the Company individually or as a group during fiscal year 1998 will not exceed the lesser of $50,000 or ten percent of such officers' individual cash compensation or, with respect to the group, $50,000 times the number of persons in the group or ten percent of the group's aggregate cash compensation.
(2) No officers received or will receive any long term incentive plan (LTIP) payouts or other payouts during fiscal 1998.
(3) No officers received or will receive any awards, including restricted stock awards or securities underlying options, during fiscal 1998.

Indemnification of Directors and Officers

     The laws of the State of Nevada and the Company's Bylaws provide for indemnification of the Company's directors for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.

     The Company has been advised that in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Act is against public policy as expressed in the Act and is, therefore, unenforceable.

Transactions with Affiliates

     In August 1996, Sean F. Lee acquired the Option to purchase the outstanding shares of New Directions. The Company acquired the Option from Sean F. Lee, a director of the Company in exchange for the opportunity to purchase 1,530,000 shares of the Company at par value, which purchase was completed, and reimbursement for his costs associated with acquiring the option ($20,000).

     Jack Horner, Jr., an officer and director of the Company, was a shareholder of New Directions. Mr. Horner held 350 shares (35% of the total outstanding) of New Directions. The terms of the Option to purchase the outstanding shares of New Directions provided that the Company pay the then current shareholders of New Directions a total purchase price of approximately $2.08 million over a period of four years. As a former shareholder of New Directions, Mr. Horner will receive a pro rata portion of the purchase price according to his percentage ownership of New Directions.

     As part of Donald Metke and Jack Horner, Jr.'s Employment Agreement, the Company has issued to both officers/directors 510,000 shares each of the Company's restricted common stock in consideration for the payment of par value ($510 each) and to ensure their long-term commitment to the Company's future success.

     All future transactions with affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties, and will be approved by a majority of the disinterested directors.

Employment and Related Agreements

     The Company entered into an Employment Agreement with Donald A. Metke, President, Chief Operating Officer, and Chief Financial Officer of the Company, on December 31, 1996. Mr. Metke commenced his employment with the Company on
January 1, 1997.   Pursuant to that Agreement, Mr. Metke receives a salary of
$8,333.33 per month; eligibility to participate in all employment benefit plans and arrangements relating to pensions, health and life insurance, and other similar employee benefit plans or arrangements; and reimbursement of expenses. Also as part of his Agreement, the Company issued to Mr. Metke 510,000 shares of the Company's restricted common stock in consideration of the payment of par value ($510 total) and to ensure his long-term commitment to the Company's future success. The Employment Agreement has a term of three years and is terminable at will by Mr. Metke or for cause by the Company. There are no severance provisions. A covenant not to compete is in effect for a period of five years from January 1, 1997.

     The Company entered into an Employment Agreement with Jack Horner, Jr., Executive Vice President and Secretary on December 31, 1996. Mr. Horner commenced his employment with the Company on January 1, 1997. Pursuant to that Agreement, Mr. Horner receives a salary of $8,333.33 per month; eligibility to participate in all employment benefit plans and arrangements relating to pensions, health and life insurance, and other similar employee benefit plans or arrangements; and reimbursement of expenses. Also as part of his Agreement, the Company issued to Mr. Horner 510,000 shares of the Company's restricted common stock in consideration of the payment of par value ($510 total) and to ensure his long-term commitment to the Company's future success. The Employment Agreement has a term of three years and is terminable at will by Mr. Horner or for cause by the Company. There are no severance provisions. A covenant not to compete is in effect for a period of five years from January 1, 1997.

     The Company entered into a Consulting Agreement with Sean F. Lee on December 31, 1996 pursuant to which Mr. Lee will consult with the Company to assist it in its day-to-day business operations, financing, and management. Mr.
Lee also serves on the board of directors of the Company.   Pursuant to the
Consulting Agreement, Mr. Lee receives monthly compensation of $5,000 and expense reimbursement. Mr. Lee is not an employee of the Company and, therefore, is not eligible to participate in any employment benefit plans or arrangements relating to pensions, health and life insurance, or other similar employee benefit plans or arrangements. The Consulting Agreement has a term of three years and is terminable at will by Mr. Lee or for cause by the Company. There are no severance provisions. A covenant not to compete is in effect for a period of five years from January 1, 1997.

     PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of the date of this Memorandum by:
(i) each stockholder known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) each director of the Company and (iii) all directors and officers as a group.

                                                     Shares of       Percent of
Name and Address                                 Common Stock/(1)/   Class/(2)/
----------------------------------------------   -----------------   -----------

Sean F. Lee/(3)(4)/                                  1,410,000          28.3%
Donald Metke/(3)/                                      510,000          10.2%
Jack Horner, Jr./(3)/                                  510,000          10.2%
Winthrop Trust, Ronald W. Tupper, TTEE/(5)/            494,444          10.0%
    P.O. Box 11587
    Bainbridge Island, WA 98110
Whittington Investments Limited/(6)/                   297,129           6.0%
    Charlotte House
    P.O. Box N-4825
    Nassau, N.P., Bahamas
All Officers and Directors
as a Group/(7)/                                      2,430,000          48.7%

________________________

*    Less than one percent

(1) Except as otherwise indicated, the Company believes that the beneficial owners of Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.
(2) Does not give effect to the sale of any shares offered or sold by the Selling Shareholders.
(3)  c/o Company's address: 2940 West Willetta, Phoenix, AZ 85009.
(4) Mr. Lee was originally issued 1,530,000 shares, but transferred 120,000 shares to a third party, leaving Mr. Lee with 1,410,000 shares.
(5)  The beneficiary of the Winthrop Trust is Ronald W. Tupper.
(6)  The sole shareholder of Whittington Investments Limited is Niaz Ahmad Khan.
(7) None of the Company's officers or directors have any options, warrants or rights to acquire shares of the Company's common stock from the Company or other person.

                              SELLING SHAREHOLDERS

          The following table sets forth the number of shares of Common Stock which may be offered for sale from time to time by the Selling Shareholders.
The shares offered for sale constitute all of the shares of Common Stock known to the Company to be beneficially owned by the Selling Shareholders. To the best of management's knowledge, none of the Selling Shareholders has or have any material relationship with the Company.

   Name of                                                    Shares of
Selling Shareholder                                    Common Stock Offered/(1)/
-------------------                                    -------------------------

Winthrop Trust, Ronald W. Tupper TTEE                          494,444
Stanley A. Levine and Lois O. Levine, JTWROS                    30,000
Earl T. Shannon, an individual                                  45,000
Bruce Walsh, an individual                                       4,444
Ronald L. Schneider and Lois C. Schneider, JTWROS               15,556
James L. Walsh, an individual                                    4,444
Dwight Van Brunt, an individual                                 27,000
Keith Feingold and Caryn Feingold, JTWROS                        4,444
Hugh L. Renfro IRA                                              45,000
Whittington Investments Limited, a corporation                 297,129
Peter W. Mettler, an individual                                 20,000
David Mark Ocheltree and Kyle Ocheltree, JTWROS                  3,500
A. Frederick Bahr and Carole E. Crafts, JTWROS                   3,039
Richard Houlihan, an individual                                  6,000

Total                                                        1,000,000

_______________

(1)  All of these Shares are currently restricted under Rule 144 of the 1933
     Act.

     Additionally, the Company is registering for sale hereunder, 50,000 Shares underlying options issued to its legal counsel in exchange for services rendered in connection with this Registration Statement. Twenty-five thousand options were issued to counsel on June 9, 1997 and 25,000 options were issued to counsel on September 15, 1997. All options are exercisable for five years at the option exercise price of $2.25 per Share. The total of 50,000 Shares underlying the options to counsel are being registered for resale only. The options are held in the name of Horwitz & Beam, Inc., a California corporation, dba Horwitz & Beam and the Shares which will be issued once the options are exercised will be issued in the name of Horwitz & Beam, Inc., a California corporation, dba Horwitz & Beam.

                              PLAN OF DISTRIBUTION

     The Shares will be offered and sold by the Selling Shareholders for their own accounts. The Company will not receive any of the proceeds from the sale of the Shares pursuant to this Prospectus. The Company will pay all of the expenses of the registration of the Shares, but shall not pay any commissions, discounts, and fees of underwriters, dealers, or agents.

     The Selling Shareholders may offer and sell the Shares from time to time in transactions in the over-the-counter market or in negotiated transactions, at market prices prevailing at the time of sale or at negotiated prices. The Selling Shareholders have advised the Company that they have not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their Shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of Shares by the Selling Shareholders. Sales may be made directly or to or through broker-dealers who may received compensation in the for of discounts, concessions, or commissions from the Selling Shareholders or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).

     The Selling Shareholders and any broker-dealers acting in connection with the sale of the Shares hereunder may be deemed to be "underwriters' within the meaning of Section 2(11) of the Act, and any commissions received by them and any profit realized by them on the resale of Shares as principals may be deemed underwriting compensation under the Act.

     Under the Exchange Act and the regulations thereunder, any person engaged in a distribution of the Shares offered by this Prospectus may not simultaneously engage in market making activities with respect to the Common Stock of the Company during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of Common Stock by the Selling Shareholders.

     Selling Shareholders may also use Rule 144 under the Act to sell the Shares if they meet the criteria and conform to the requirements of such Rule.

                           DESCRIPTION OF SECURITIES

     The authorized capital stock of the Company currently consists of 25,000,000 shares of Common Stock, $0.001 par value. The Company has no shares of Preferred Stock.

     The Company's Transfer Agent is Atlas Stock Transfer Corp., 5899 South State Street, Salt Lake City, Utah, 84107.

     The following summary of certain terms of the Common Stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Company's Articles of Incorporation and Bylaws.

Common Stock

     As of the date of this Prospectus, there are 4,987,770 shares of Common Stock outstanding.

     Holders of Common Stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding Common Stock can elect all directors.

     Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor and, in the event of liquidation, to share pro rata in any distribution of the Company's assets after payment of liabilities. The Board of Directors is not obligated to declare a dividend and it is not anticipated that dividends will be paid until the Company is profitable.

     Holders of Common Stock do not have preemptive rights to subscribe to additional shares if issued by the Company. There are no conversion, redemption, sinking fund or similar provisions regarding the Common Stock. All of the outstanding shares of Common Stock are fully paid and non-assessable and all of the shares of Common Stock offered hereby will be, upon issuance, fully paid and non-assessable.

                                 LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for the Company by Horwitz & Beam, Irvine, California.

                                 EXPERTS

          The Financial Statements of the Company and New Directions for the fiscal years ended June 30, 1995 , June 30, 1996, and the period from January 9, 1997 (dated of incorporation) through June 30, 1997, included herein and elsewhere in the registration statement, have been included herein and in the registration statement in reliance on the report of Evers & Company, Ltd., appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.


              NEW DIRECTIONS  MANUFACTURING, INC. AND SUBSIDIARY
                     Unaudited Consolidated Balance Sheet
                              September 30, 1997

                                    ASSETS

Current assets:
 Cash and cash equivalents                                    $  355,394
 Accounts receivable, net of allowance for doubtful accounts     680,108
 Inventory                                                       246,582
 Other                                                            20,835
                                                              ----------
   Total current assets                                        1,302,919

Goodwill, net of accumulated amortization                        591,525
Covenant not-to-compete, net of accumulated amortization         680,003
Property and equipment, net                                      457,516
Other                                                              9,074
                                                              ----------

                                                              $3,041,037
                                                              ==========

                     LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
 Current portion of long-term debt                            $  187,920
 Current portion of capital lease obligations                     24,634
 Commissions payable                                              15,679
 Accounts payable                                                273,010
 Accrued expenses                                                 26,429
 Income taxes payable                                              7,000
                                                              ----------
   Total current liabilities                                     534,672
                                                              ----------

Long-term debt, net of current portion                           480,838
Deferred income taxes                                             35,800
Capital lease obligations, net of current portion                 97,448
                                                              ----------
                                                                 614,086
                                                              ----------

Shareholders' equity:
 Common stock                                                      4,988
 Additional paid-in-capital                                    1,907,248
 Accumulated deficit                                             (19,957)
                                                               1,892,279
                                                              ----------

                                                              $3,041,037
                                                              ==========


               NEW DIRECTIONS MANUFACTURING, INC. AND SUBSIDIARY
                Unaudited Consolidated Statement of Operations
                 For the Three Months Ended September 30, 1997

Sales, net of returns and allowances                       $ 1,567,872

Cost of sales                                                1,317,748
                                                           -----------

Gross profit                                                   250,124

Selling, general and administrative expenses                   210,860
                                                           -----------

Net income from operations                                      39,264
                                                           -----------

Other income (expense)
 Interest and other income                                       5,758
 Interest expense                                              (16,181)
                                                           -----------
                                                               (10,423)
                                                           -----------

Net income before provision for income taxes                    28,841

Provision for income taxes                                       4,000
                                                           -----------

Net income                                                      24,841

Accumulated deficit, July 1, 1997                              (44,798)
                                                           -----------

Accumulated deficit, September 30, 1997                    $   (19,957)
                                                           ===========

Earnings per common share                                  $      0.01
                                                           ===========


               NEW DIRECTIONS MANUFACTURING, INC. AND SUBSIDIARY
                Unaudited Consolidated Statement of Cash Flows
                 For the Three Months Ended September 30, 1997

Cash flows from operating activities:
 Net income                                                $  24,841
 Adjustments to reconcile net income to net
  cash used in operating activities:
   Amortization of covenant-not-to-compete                    39,999
   Amortization of goodwill                                    7,080
   Depreciation                                                6,297
   Deferred income taxes                                      (1,000)
   Increase in accounts receivable                          (125,229)
   Increase in inventory                                      (9,714)
   Decrease in other assets                                    6,779
   Decrease in accounts payable                              (34,690)
   Decrease in accrued expenses                              (18,566)
   Decrease in commissions payable                           (13,258)
   Increase in income taxes payable                            5,000
     Net cash used in operating activities                  (112,461)
                                                           ---------

Cash flows from investing activities:
 Purchase of property & equipment                            (37,770)
                                                           ---------
     Net cash used in investing activities                   (37,770)
                                                           ---------

Cash flows from financing activities:
 Repayment of debt                                           (44,624)
 Payment of capital lease obligations                        (20,237)
                                                           ---------
     Net cash used in financing activities                   (64,861)
                                                           ---------

Net increase in cash                                        (215,092)
Cash - July 1, 1997                                          570,486
                                                           ---------
Cash - September 30, 1997                                  $ 355,394
                                                           =========

Supplementary Disclosure of Cash Flow Information
-------------------------------------------------
Cash paid during the period for interest                   $  16,181
                                                           =========

Summary of Non-cash Investing and Financing Activities
------------------------------------------------------
The Company acquired equipment with a cost of $98,400,
 using lease financing


                          Independent Auditors' Report
                          ----------------------------


The Board of Directors
New Directions Manufacturing, Inc.:

We have audited the accompanying consolidated balance sheet of New Directions Manufacturing, Inc. and subsidiary as of June 30, 1997 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the period from January 9, 1997 (date of incorporation) through June 30, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of New Directions Manufacturing, Inc. and subsidiary as of June 30, 1997 and the consolidated results of their operations and their cash flows for the period from January 9, 1997 (date of incorporation) through June 30, 1997, in conformity with generally accepted accounting principles.





August 27, 1997, except as to Note 12,
which is dated November 10, 1997

Phoenix, Arizona

              NEW DIRECTIONS  MANUFACTURING, INC. AND SUBSIDIARY
                          Consolidated Balance Sheet
                              As of June 30, 1997

                                    ASSETS

Current assets:
 Cash and cash equivalents                                          $  481,391
 Cash held in escrow from offering                                      89,095
 Accounts receivable, net of allowance for doubtful accounts
  of $14,938                                                           554,879
 Inventory                                                             236,868
 Other                                                                  27,614
                                                                    ----------
   Total current assets                                              1,389,847

Goodwill, net of accumulated amortization of $14,000                   598,605
Covenant not-to-compete, net of accumulated amortization of $79,998    720,002
Property and equipment, net                                            327,643
Other                                                                    9,074
                                                                    ----------
                                                                    $3,045,171
                                                                    ==========

                     LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
 Current portion of long-term debt                                  $  184,215
 Current portion of capital lease obligations                           25,239
 Commissions payable                                                    28,937
 Accounts payable                                                      307,700
 Accrued expenses                                                       44,995
 Income taxes payable                                                    2,000
                                                                    ----------
   Total current liabilities                                           593,086
                                                                    ----------

Long-term debt, net of current portion                                 529,167
Deferred income taxes                                                   36,800
Capital lease obligations, net of current portion                       18,680
                                                                    ----------
                                                                       584,647
                                                                    ----------

Commitments, contingencies and subsequent events (see notes)

Shareholders' equity:
 Common stock, par value $.001; 25,000,000 shares
  authorized, 4,987,770  shares issued and outstanding                   4,988
 Additional paid-in-capital                                          1,907,248
 Accumulated deficit                                                   (44,798)
                                                                     1,867,438
                                                                    ----------
                                                                    $3,045,171
                                                                    ==========


          See accompanying notes to consolidated financial statements

               NEW DIRECTIONS MANUFACTURING, INC. AND SUBSIDIARY
                     Consolidated Statement of Operations
         For the Period From January 9, 1997 (Date of Incorporation)
                             Through June 30, 1997


Sales, net of returns and allowances                      $3,215,985
                                                          ----------

Cost of sales
 Materials                                                 1,913,273
 Payroll costs                                               511,020
 Overhead                                                    105,392
                                                          ----------
                                                           2,529,685
                                                          ----------

Gross profit                                                 686,300
                                                          ----------

Selling, general and administrative expenses
 Advertising and show expenses                                58,699
 Amortization of goodwill and covenant-not-to-compete         93,998
 Other                                                       567,273
                                                          ----------
                                                             719,970
                                                          ----------

Net loss from operations                                     (33,670)
                                                          ----------

Other income (expense)
 Interest and other income                                    15,001
 Interest expense                                            (35,029)
                                                          ----------
                                                             (20,028)
                                                          ----------

Net loss before provision for income taxes (recovery)        (53,698)

Provision for income taxes (recovery)                         (8,900)
                                                          ----------

Net loss                                                     (44,798)
                                                          ==========

Loss per common share                                     $    (0.01)
                                                          ==========

          See accompanying notes to consolidated financial statements

               NEW DIRECTIONS MANUFACTURING, INC. AND SUBSIDIARY
                 Statement of Changes in Shareholders' Equity
         For the Period From January 9, 1997 (Date of Incorporation)
                             Through June 30, 1997

                                    Common Stock          Additional
                              -----------------------
                               Number of                   Paid-In     Accumulated
                                 Shares       Amount       Capital       Deficit        Total
                              ------------- ----------- ------------- ------------- --------------
Incorporation of New Direction    2,550,000     $ 2,550           -             -            2,550

Private placement of stock        1,000,000       1,000     1,908,686           -        1,909,686

Merger with Premier Ventures      1,437,770       1,438        (1,438)          -              -

Net loss                                -           -             -         (44,798)       (44,798)
                              ------------- ----------- -------------  ------------  --------------

Balance June 30, 1997             4,987,770 $     4,988     1,907,248  $    (44,798)     1,867,438
                               ============ ===========  ============  ============  =============


          See accompanying notes to consolidated financial statements

               NEW DIRECTIONS MANUFACTURING, INC. AND SUBSIDIARY
                     Consolidated Statement of Cash Flows
         For the Period From January 9, 1997 (Date of Incorporation)
                             Through June 30, 1997

Cash flows from operating activities:
 Net loss                                                $   (44,798)
 Adjustments to reconcile net loss to net
  cash provided by operating activities:
   Amortization of covenant-not-to-compete                    79,998
   Amortization of goodwill                                   14,000
   Depreciation                                               12,580
   Deferred income taxes                                     (10,900)
   Increase in accounts receivable                          (254,879)
   Increase in inventory                                     (97,695)
   Increase in other assets                                  (28,590)
   Increase in accounts payable                              307,700
   Increase in accrued expenses                               44,995
   Increase in commissions payable                            28,937
   Increase in income taxes payable                            2,000
                                                         -----------
     Net cash provided by operating activities                53,348
                                                         -----------

Cash flows from investing activities:
 Purchase of property & equipment                            (14,973)
 Cash payment for stock of New Directions - Arizona       (1,280,000)
                                                         -----------
     Net cash used in investing activities                (1,294,973)
                                                         -----------

Cash flows from financing activities:
 Repayment of debt                                           (86,618)
 Payment of capital lease obligations                        (13,507)
 Proceeds from issuance of stock                           1,912,236
                                                         -----------
     Net cash provided by financing activities             1,812,111
                                                         -----------

Net increase in cash                                         570,486

Cash, January 9, 1997                                            -
                                                         -----------

Cash, June 30, 1997                                      $   570,486
                                                         ===========


          See accompanying notes to consolidated financial statements

               NEW DIRECTIONS MANUFACTURING, INC. AND SUBSIDIARY
                     Consolidated Statement of Cash Flows
         For the Period From January 9, 1997 (Date of Incorporation)
                             Through June 30, 1997


Supplementary Disclosure of Cash Flow Information
-------------------------------------------------
Cash paid during the period for interest                 $    35,029
                                                         ===========

Summary of Non-cash Investing and Financing Activities
------------------------------------------------------

In January, 1997, the Company acquired New Directions-Manufacturers of
 Contemporary Furniture, Inc. The Company paid cash of $1,280,000 and signed a note for $800,000. The values assigned to the assets and liabilities acquired are as follows:

  Accounts receivable                                    $   300,000
  Inventory                                                  139,173
  Property and equipment                                     325,250
  Other                                                        8,098
  Covenant-not-to-compete                                    800,000
  Goodwill                                                   612,605
  Capital lease obligations assumed.                         (57,426)
  Deferred tax liability                                     (47,700)
                                                         -----------
                                                         $ 2,080,000
                                                         ===========

          See accompanying notes to consolidated financial statements

               NEW DIRECTIONS MANUFACTURING, INC. AND SUBSIDIARY
                  Notes to Consolidated Financial Statements
                                 June 30, 1997


1. Summary of Significant Accounting Policies
   ------------------------------------------

   The following is a summary of the significant accounting policies followed by New Directions Manufacturing, Inc. The policies conform with generally accepted accounting principles, which requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   a. Operations
      ----------

      New Directions Manufacturing, Inc. manufactures oak furniture in Phoenix,
        Arizona and sells to customers located throughout the United States and Canada.

   b. Consolidation
      -------------

      The accompanying financial statements include the activity of New
        Directions Manufacturing, Inc. (The Company or NDM-NV, a Nevada corporation) and its wholly-owned subsidiary, New Directions Manufacturing, Inc., (formerly New Directions-Manufacturers of Contemporary Furniture, Inc. - NDMCF). All significant intercompany transactions and accounts have been eliminated in consolidation.

   c. Cash Equivalents
      ----------------

      Cash equivalents include money market accounts and other short-term investments with an original maturity of three months or less.


   d. Inventory
      ---------

      Inventory is stated at the lower of cost or market. Cost is determined using the first-in, first-out method.


   e. Goodwill
      --------

      Goodwill, which resulted from the acquisition of NDMCF, is being amortized over twenty years on the straight line basis.


   f. Covenant-not-to-compete
      -----------------------

      The covenant-not-to-compete is being amortized over five years on the straight line basis.


   g. Property and Equipment
      ----------------------

      Property and equipment are recorded at cost and are being depreciated over estimated useful lives of six to seven years using the straight-line method.

               NEW DIRECTIONS MANUFACTURING, INC. AND SUBSIDIARY
                  Notes to Consolidated Financial Statements
                                 June 30, 1997


1. Summary of Significant Accounting Policies, continued
   -----------------------------------------------------

   h. Income taxes
      ------------

      Income taxes are accounted for under the asset and liability method.
        Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases, including operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect in deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

   i. Advertising costs:
      -----------------

      Advertising costs are expensed as incurred


   j. Net Loss Per Share
      ------------------

      Net loss per share is computed based upon the weighted average number of shares outstanding during the period, which was assumed to be 4,987,770 for the period ended June 30, 1997. Options are considered antidilutive and were not considered in the calculation.

2. Organization and Capital Transactions
   -------------------------------------

   New Directions Manufacturing, Inc.-Nevada was incorporated on January 9,
      1997. The Company's chairman acquired 1,530,000 shares of common stock in exchange for $1,530 and the assignment of his option to acquire the stock of NDMCF. At the same time, the Company's President and Vice President each acquired 510,000 shares of common stock for $510 each. NDM-NV had no significant assets, liabilities or operations prior to its acquisition of NDMCF.

   On January 9, 1997, the Company prepared a private placement memorandum that offered 1,000,000 shares of common stock for sale at $2.25 per share The offering was successful and the Company received cash proceeds of $1,910,237, which was net of offering costs.

   In January 1997, the Company acquired 100% of the stock of New Directions-
      Manufacturers of Contemporary Furniture, Inc. Except for the Company's vice president, who currently owns 510,000 shares of the Company's common stock, the stock ownership of NDMCF was different from that of NDM-NV. The selling shareholders of NDMCF received cash of $1,280,000 at closing and agreed to finance $800,000 over four years at 8% interest. The Company used proceeds from the private placement and a short term loan for the cash payment at closing.

               NEW DIRECTIONS MANUFACTURING, INC. AND SUBSIDIARY
                  Notes to Consolidated Financial Statements
                                 June 30, 1997


2. Organization and Capital Transactions, continued
   ------------------------------------------------

   The sellers were responsible for the payment of substantially all liabilities existing at the time of the sale and distributed all excess cash to themselves as bonuses. In addition, the sellers were entitled to receive all accounts receivable in excess of $300,000 as part of the purchase price. The agreement provides for a five-year covenant not-to-compete by the original shareholders of NDMCF. This transaction is being accounted for as a purchase and includes the operations of NDMCF effective January 1, 1997.


   In March 1997, the Company merged with Premier Ventures and Exploration, Inc.
     with the Company being the surviving corporation. The shareholders of NDM-NV and Premier received 3,550,000 and 1,437,770 shares, respectively, of the merged Company. The merger is being accounted for as purchase transaction. Premier had no significant assets or operations at the time of the merger and management believes that no shareholder owned five-percent or more of Premier's stock at that time. Prior to the merger, Premier effected a reverse stock split of 415 to 1 and issued approximately 1,400,000 shares of common stock at $.01 per share.

   In conjunction with the private placement and subsequent registration statement, the Company's legal counsel received options to acquire 25,000 shares at $2.25 per share.

   The following unaudited proforma summary presents the consolidated results of operations of the company as if the acquisition had occurred on July 1, 1996. These proforma results are based upon certain assumptions and estimates which the company believes are reasonable. They are not necessarily indicative of the results of operations which would have occurred had the acquisition taken place on July 1, 1996 or results which may occur in the future.

     Net sales             $6,089,000
     Net loss                 (75,000)
     Loss per share              (.02)


3. Concentration of Risk
   ---------------------

   At June 30, 1997, the Company maintained cash accounts in a single financial institution that exceeded federally insured limits by approximately $441,000.


4. Inventory
   ---------

   Inventory consists of the following:


     Raw materials           $178,703
     Work-in-process           39,790
     Finished goods            18,375
                             --------
                             $236,868
                             ========

               NEW DIRECTIONS MANUFACTURING, INC. AND SUBSIDIARY
                  Notes to Consolidated Financial Statements
                                 June 30, 1997


5. Property and Equipment
   ----------------------

   Property and equipment consist of the following:

       Machinery and equipment                       $303,087
       Office furniture & equipment                    36,681
                                                     --------
                                                      339,768
       Less:  Accumulated depreciation                 12,125
                                                     --------
                                                     $327,643
                                                     ========

6. Lease Commitments
   -----------------

   The Company leases its plant in Phoenix and showrooms in San Francisco and North Carolina under non-cancelable operating leases. In addition to rent, the leases generally require the Company to pay increases in the operating expenses of the properties.

   The Company also leases certain equipment, under non-cancelable financing leases, with a cost of approximately $114,000 and accumulated depreciation of $4,000 at June 30, 1997. Certain leases contain purchase options. The leases require the Company to pay all operating expenses and taxes related to the equipment.


   Future minimum lease obligations, are as follows:


     Year ending June 30,          Capital       Operating
     --------------------          -------       ---------
            1998                   $29,282       $145,795
            1999                    11,612         81,000
            2000                     8,013         21,600
            2001                     2,576           -
                                   -------       --------
                                    51,483       $248,395
                                                 ========


     Less amounts representing
     interest at rates ranging
     from 16% to 19%                 7,564
                                   -------


     Present value of capital
     lease obligations              43,919


     Current portion                25,239
                                   -------

     Capital lease obligations,
     net of current portion        $18,680
                                   =======


   ----------------------------

   Rent expense for the period ended June 30, 1997 was $99,627.

   Subsequent to June 30, 1997, the Company leased equipment with a cost of $98,400. The lease requires 60 monthly payments of $2,077, with a buyout for $1 at the end of the lease term. The Company intends to record the lease as capital lease.

   The Company is currently negotiating an extension of the lease for its manufacturing facilities in Phoenix.


7. Debt
   ----

   Debt consists of an 8% promissory note to the former shareholders of NDMCF, due January 2001. The unpaid balance of the note was $713,382 at June 30, 1997.

   Future minimum principal payments required in accordance with the terms of this agreement are:

     Year ending June 30,
     --------------------
           1998                    $184,215
           1999                     199,231
           2000                     215,767
           2001                     114,169
                                   --------
                                   $713,382
                                   ========

   In May 1997, the Company obtained a $500,000 revolving line of credit from a bank, which expires on April 15, 1998. The line bears interest at prime plus 1% and is secured by accounts receivable and inventory. Advances on the line may not exceed 75% of eligible accounts receivable. The line contains various restrictive covenants, including minimum equity, working capital and tangible net worth.


8. Income Taxes
   ------------

   Deferred income tax liabilities consist of the following:

     Difference in basis of property and equipment      $ 65,200
     Difference in basis of covenant-not-to-compete      (12,200)
     State net operating loss carryforward               (12,800)
     Other                                                (3,400)
                                                        --------
                                                        $ 36,800
                                                        ========

               NEW DIRECTIONS MANUFACTURING, INC. AND SUBSIDIARY
                  Notes to Consolidated Financial Statements
                                 June 30, 1997

8. Income Taxes, continued
   -----------------------

   A reconciliation of expected to actual taxes follows:

     Expected tax recovery at rate of 34%              $(18,300)
     Amortization of goodwill                             4,800
     Surtax exemption and other                           4,600
                                                       --------
     Financial statement recovery of income taxes      $ (8,900)
                                                       ========

  NDMCF filed federal and state corporate tax returns through its tax year ended
    December 31, 1996.

  NDMCF had an Arizona net operating loss carryforward of approximately $142,000 at June 30, 1997, which may be used to offset future state income taxes through 2001.


9. Profit Sharing Plan
   -------------------

   NDMCF adopted a profit sharing plan on January 1, 1992, which covers substantially all full-time employees with more than one year of service. Contributions to the plan are at the discretion of the board of directors. The board has not approved any contributions for the period ended June 30, 1997. Management intends to terminate the plan and does not expect to incur additional cost related to the plan.


10. Related Party Transactions
    --------------------------

    The Company has entered into employment and consulting agreements with the principal officers and directors of the Company. The agreements have an initial term of three years and contain five year covenants-not-to-compete. Consulting fees paid to the Company's chairman were $30,000 through June 30, 1997.

    In conjunction with the acquisition of NDMCF, the Company's president received compensation of $30,000. The Company's chairman also received reimbursement for costs he incurred related to the acquisition of approximately $42,000.

    The Company's vice president was also an officer and stockholder of NDMCF, prior to the acquisition. As such, he received his proportionate share of the $1,280,000 cash payment made to acquire NDMCF. He also received his pro-rata share of all principal and interest payments made through June 30, 1997. Total principal and interest payments to all former shareholders through June 30, 1997 were $117,180.

               NEW DIRECTIONS MANUFACTURING, INC. AND SUBSIDIARY
                  Notes to Consolidated Financial Statements
                                 June 30, 1997

11. Disclosures about fair value of financial instruments
    -----------------------------------------------------

    Statement of Financial Accounting Standards No. 107, "Disclosures about Fair
      Value of Financial Instruments," requires that the Company disclose estimated fair values for its financial instruments. The following summary presents a description of the methodologies and assumptions used to determine such amounts.

    Fair value estimates are made at a specific point in time and are based on relevant market information and information about the financial instrument; they are subjective in nature and involve uncertainties, matters of judgment and, therefore, cannot be determined with precision. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular instrument. Changes in assumptions could significantly affect the estimates.

    Since the fair value is estimated as of June 30, 1997, the amounts that will actually be realized or paid at settlement of the instruments could be significantly different.

    The carrying amount of cash and cash equivalents is assumed to be the fair value because of the liquidity of these instruments. Accounts receivable, accounts payable and accrued expenses approximate fair value because of the short maturity of these instruments. The recorded balance of notes payable are assumed to be the fair value since the rates specified in the notes approximate current market rates.


12. Subsequent event - litigation
    -----------------------------

    On November 10, 1997, the Company was served with a complaint, which alleges claims for strict liability and negligence, surrounding an accident with a piece of furniture. The litigation has been turned over to the Company's insurance carrier, who is handling the defense for the Company. Management of the Company believes that this matter will be completely covered by its liability insurance and that the Company will not suffer any out-of-pocket cash losses in defending/settling this matter.

              NEW DIRECTIONS  MANUFACTURING, INC. AND SUBSIDIARY
                 Proforma Unaudited Consolidated Balance Sheet
                                 June 30, 1997

                                    ASSETS

                                                            New Directions                      Pro Forma
                                                                Actual            Pro Forma    Balance Sheet
                                                            ---------------                   ---------------
                                                             June 30, 1997       Adjustments   June 30, 1997
                                                            ---------------     ------------- ---------------
Current assets:
 Cash and cash equivalents                                      $   481,391 A         504,327         501,388
                                                                            B          25,878
                                                                            C        (218,025)
                                                                            F         (60,000)
                                                                            G         (15,000)
                                                                            H        (117,183)
                                                                            J        (100,000)
 Cash held in escrow from offering                                   89,095               -            89,095
 Accounts receivable, net of allowance for doubtful accounts        554,879 E         (28,730)        526,149
 Inventory                                                          236,868               -           236,868
 Other                                                               27,614               -            27,614
                                                                -----------        ----------     -----------
   Total current assets                                           1,389,847            (8,733)      1,381,114

Goodwill, net of accumulated amortization                           598,605 I         (14,000)        572,880
                                                                            K         (33,000)
                                                                            D          21,275
Covenant not-to-compete, net of accumulated amortization            720,002 I         (79,998)        640,004
Property and equipment, net                                         327,643 D         (12,580)        315,063
Other                                                                 9,074               -             9,074
                                                                -----------        ----------     -----------

                                                                $ 3,045,171          (127,036)      2,918,135
                                                                ===========        ==========     ===========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
 Current portion of long-term debt                              $  (184,215)              -          (184,215)
 Current portion of capital lease obligations                       (25,239)              -           (25,239)
 Commissions payable                                                (28,937)              -           (28,937)
 Accounts payable                                                  (307,700)              -          (307,700)
 Accrued expenses                                                   (44,995)              -           (44,995)
 Income taxes payable                                                (2,000)K         (10,600)        (12,600)
                                                                -----------        ----------     -----------
   Total current liabilities                                       (593,086)          (10,600)       (603,686)
                                                                -----------        ----------     -----------

Long-term debt, net of current portion                             (529,167)H          90,148        (439,019)
Deferred income taxes                                               (36,800)K          17,200         (19,600)
Capital lease obligations, net of current portion                   (18,680)              -           (18,680)
                                                                -----------        ----------     -----------
                                                                   (584,647)          107,348        (477,299)
                                                                -----------        ----------     -----------

Shareholders' equity:
 Common stock                                                        (4,988)              -            (4,988)
 Additional paid-in-capital                                      (1,907,248)          (14,000)     (1,921,248)
 Accumulated deficit                                                 44,798 M          44,288          89,086
                                                                -----------        ----------     -----------
                                                                 (1,867,438)           30,288      (1,837,150)
                                                                -----------        ----------     -----------

                                                                $(3,045,171)          127,036      (2,918,135)
                                                                ===========        ==========     ===========

See accompanying notes to unaudited consolidated proforma financial statements

               NEW DIRECTIONS MANUFACTURING, INC. AND SUBSIDIARY
            Proforma Unaudited Consolidated Statement of Operations
                           Year Ended June 30, 1997


                                       Premier Ventures     New Directions Manufacturing, Inc.                           Proforma
                                      -------------------   -----------------------------------                          --------
                                       Six Months Ended     Six months ended                                            Year Ended
                                       October 31, 1996     December 31, 1996     June 30, 1997       Adjustments      June 30, 1997
                                       ----------------     -----------------     -------------       -----------     -------------
Sales, net of returns and allowances       $        520             2,872,989         3,215,985               -           6,089,494
                                           ------------           -----------        ----------       -----------     -------------

Cost of sales
 Materials                                          -               1,841,993         1,913,273               -           3,755,266
 Payroll costs                                      -                 408,091           511,020               -             919,111
 Overhead                                           -                 169,489           105,392               -             274,881
                                           ------------           -----------        ----------       -----------     -------------
                                                    -               2,419,573         2,529,685               -           4,949,258
                                           ------------           -----------        ----------       -----------     -------------

  Gross profit                                      520               453,416           686,300               -           1,140,236
                                           ------------           -----------        ----------       -----------     -------------

Selling, general and administrative
  expenses
 Advertising and show expenses                      -                  72,798            58,699               -             131,497
 Amortization of goodwill and covenant              -                     -              93,998 I          93,998           187,996
 Other                                           10,513               626,628           567,273 A        (504,327)          883,244
                                                                                                B         (25,878)
                                                                                                D          (8,695)
                                                                                                E          28,730
                                                                                                F          60,000
                                                                                                G          15,000
                                                                                                J         100,000
                                                                                                L          14,000
                                           ------------           -----------        ----------       -----------     -------------
                                                 10,513               699,426           719,970          (227,172)        1,202,737
                                           ------------           -----------        ----------       -----------     -------------

Net loss from operations                         (9,993)             (246,010)          (33,670)          227,172           (62,501)
                                           ------------           -----------        ----------       -----------     -------------

Other income (expense)
 Interest and other income                          -                   3,790            15,001               -              18,791
 Interest expense                                   -                  (4,514)          (35,029)H         (27,035)          (66,578)
                                           ------------           -----------        ----------       -----------     -------------
                                                    -                    (724)          (20,028)          (27,035)          (47,787)
                                           ------------           -----------        ----------       -----------     -------------

Net loss before provision for income taxes       (9,993)             (246,734)          (53,698)          200,137          (110,288)

Provision for income taxes (recovery)               -                 (33,000)           (8,900)K          26,400           (15,500)
                                           ------------           -----------        ----------       -----------     -------------

Net loss                                   $     (9,993)             (213,734)          (44,798)          173,737           (94,788)
                                           ============           ===========        ==========       ===========     =============

                                                                                                                      =============
Loss per common share                                                                                                 $       (0.02)
                                                                                                                      =============


See accompanying notes to unaudited consolidated proforma financial statements

                       NEW DIRECTIONS MANUFACTURING, INC.
         Notes to Unaudited Consolidated Proforma Financial Statements
                                 June 30, 1997


1. Basis of Presentation
   ---------------------

   In January 1997, New Directions Manufacturing, Inc. (a Nevada corporation) acquired 100% of the stock of New Directions-Manufacturers of Contemporary Furniture, Inc. (NDMCF) Except for the Company's vice president, who currently owns 510,000 shares of the Company's common stock, the stock ownership of NDMCF was different from that of NDM-NV. The selling shareholders of NDMCF received cash of $1,280,000 at closing and agreed to finance $800,000 over four years at 8% interest. The Company used proceeds from a private placement and a short term loan for the cash payment at closing. This transaction is being accounted for as a purchase.

   In March 1997, the Company merged with Premier Ventures and Exploration, Inc.
     with the Company being the surviving corporation. The shareholders of NDM-NV and Premier received 3,550,000 and 1,437,770 shares, respectively, of the merged Company. The merger is being accounted for as purchase transaction. Premier had no significant assets or operations at the time of the merger and management believes that no shareholder owned five-percent of Premier's stock at the time of the merger. Prior to the merger, Premier effected a reverse stock split of 415 to 1 and issued approximately 1,400,000 shares of common stock at $.01 per share.

   The unaudited proforma consolidated balance sheet and statement of operations of the company are presented as if the acquisition had occurred on July 1, 1996. These proforma results are based upon certain assumptions and estimates which the company believes are reasonable. They are not necessarily indicative of the results of operations which would have occurred had the acquisition taken place on July 1, 1996 or results which may occur in the future.

   As summary of the proforma adjustments reflected in the accompanying unaudited proforma financial statements is as follows:


     A. To reflect reduction in compensation for earnings of prior officers and stockholders
     B. To reflect reduction in vehicle and other expenses for prior officers
     C. To reflect operations of Omni Answers/Premier Ventures through December 31, 1996
     D. To reflect changes in depreciation from June 1, 1996 through December 31, 1996
     E. To increase allowance for doubtful accounts based upon 1% of sales
     F. To reflect consulting fees to chairman and other consultants
     G. To reflect estimated bonuses to management and other employees
     H. To reflect payment of principal and interest on note payable to sellers
     I. To amortize Covenant and goodwill from July 1, 1996 through
        December 31, 1996
     J. To reflect additional compensation to current officers
     K. To record tax provision
     L. To reflect purchase of 1,400,000 shares of common stock for services
     M. To reflect total changes in net earnings (loss) in the proforma financial statements

                      NEW DIRECTIONS MANUFACTURING, INC.

                           Unaudited Balance Sheets


                                                         Dec. 31,      Dec. 31,
               Assets                                      1996          1995
               ------                                   ----------    ----------

Current assets:
    Cash and cash equivalents                            $    -        $ 55,238
    Accounts receivable, net                              483,251       520,412
    Inventory                                             151,704       122,381
                                                         --------      --------
          Total current assets                            634,955       698,031
                                                         --------      --------

Property and equipment, net                                37,588        61,092
Deposits                                                    8,520         8,520
                                                         --------      --------

                                                         $681,063      $767,643
                                                         ========      ========

Liabilities and Stockholders' Equity
------------------------------------

Current liabilities:
    Current portion of capital lease obligations         $ 25,339      $ 19,716
    Accounts payable                                      206,121       234,315
    Accrued Rent                                            8,000         7,900
    Commissions payable                                     9,806         8,450
    Other                                                     -             457
                                                         --------      --------
          Total current liabilities                       249,266       270,838
                                                         --------      --------

Capital lease obligations, net of current portion          24,387        36,948
                                                         --------      --------

Stockholders' equity
    Common stock, $1.00 par value. 1,000,000 shares
     authorized; 1,000 shares issued and outstanding        1,000         1,000
    Retained earnings                                     406,410       458,857
                                                         --------      --------
                                                          407,410       459,857
                                                         --------      --------

Commitments and subsequent events (see notes)
                                                         $681,063      $767,643
                                                         ========      ========

                      NEW DIRECTIONS MANUFACTURING, INC.

                      Unaudited Statements of Operations

                                                  Six months ended December 31,
                                                  -----------------------------

                                                      1996             1995
                                                  ------------     ------------

Sales, net of returns and allowances               $2,872,989       $2,789,447
                                                   ----------       ----------

Cost of sales:
    Materials                                       1,841,993        1,943,650
    Labor                                             408,091          389,742
    Overhead                                          169,489          107,726
                                                   ----------       ----------
                                                    2,419,573        2,441,118
                                                   ----------       ----------

          Gross profit                                453,416          348,329
                                                   ----------       ----------

Selling, general and administrative expenses:
    Officers' compensation                            427,701          266,382
    Administrative salaries                            71,165           33,708
    Advertising and promotion                          72,798           35,434
    Commissions                                        30,007           22,232
    Travel and entertainment                            7,946           10,060
    Vehicle leasing                                    10,267            9,172
    Other                                              79,542           80,197
                                                   ----------       ----------
                                                      699,426          457,185
                                                   ----------       ----------

          Loss from operations                       (246,010)        (108,856)
                                                   ----------       ----------

Other income (expense)
    Interest income                                     3,790            2,438
    Interest expense                                   (4,514)          (4,792)
                                                   ----------       ----------
                                                         (724)          (2,354)
                                                   ----------       ----------

          Net loss before provision for
           income taxes (benefit)                    (246,734)        (111,210)

Provision for incomes taxes (benefit)                 (33,000)             -
                                                   ----------       ----------

          Net loss                                   (213,734)        (111,210)

Retained earnings, beginning                          620,144          570,067
                                                   ----------       ----------

Retained earnings, ending                          $  406,410       $  458,857
                                                   ==========       ==========

                      NEW DIRECTIONS MANUFACTURING, INC.

                      Unaudited Statements of Cash Flows

                                                  Six Months Ended December 31,
                                                  -----------------------------

                                                      1996             1995
                                                  ------------     ------------

Cash flows from operating activities:
  Net loss                                         $(213,734)       $(111,210)
  Adjustments to reconcile net loss to
   net cash used in operating activities:
    Depreciation & amortization                       24,775           13,749
    Increase in receivables                         (137,806)        (204,954)
    Decrease in inventory                             59,296           88,619
    Decrease in prepaid expenses                       7,790              -
    Decrease in deferred taxes                        11,000              -
    Increase (decrease) in rent payable                8,000              (52)
    Increase in accounts payable                      62,357          111,562
    Decrease in commissions payable                   (6,784)          (4,765)
    Decrease in accrued payroll and payroll taxes     (3,146)          (8,234)
    Decrease in accrued retirement contribution      (40,000)             -
    Decrease in other liabilities                       (457)             -
    Decrease in income taxes payable                 (44,000)             -
                                                   ---------        ---------

         Net cash used in operating activities      (232,709)        (155,285)
                                                   ---------        ---------

Cash flows for financing activities:
  Payment of capital lease obligations               (11,242)          (8,777)
                                                   ---------        ---------

Net decrease in cash and cash equivalents           (243,951)        (164,062)

Cash and cash equivalents, beginning of period       243,951          219,300
                                                   ---------        ---------

Cash and cash equivalents, end of period           $       0        $  55,238
                                                   =========        =========

                              OMNI ANSWERS, INC.
                         COMPILED FINANCIAL STATEMENTS
                               OCTOBER 31, 1996

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
COMPILATION REPORT                                                             1

FINANCIAL STATEMENTS
     Balance Sheet                                                             2
     Income Statements                                                         3
     Statements of Cash Flows                                                4-5
     Statement of Stockholders' Equity/Deficit                               6-9
     Notes to Financial Statements                                         10-15

To the Shareholders and Board of Directors
Omni Answers, Inc.



     We have compiled the accompanying balance sheet of Omni Answers, Inc. (a development stage company) as of October 31, 1996, and the related statements of income, stockholders' equity and cash flows for the period ended October 31, 1996, and for the period from September 11, 1985 (inception) to October 31, 1996 in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

     A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.



Reno, Nevada
November 10, 1997

                               OMNI ANSWERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEET
                                OCTOBER 31, 1996
                     (See Accountants' Compilation Report)

                                     ASSETS
Current Assets
  Cash                                                        $        (3)
                                                              -----------
Other Assets
  Deferred tax asset, net of valuation allowance                        -
                                                              -----------
                                                                        -
                                                              -----------
  Total Assets                                                $        (3)
                                                              ===========

                  LIABILITIES AND STOCKHOLDERS' EQUITY/DEFICIT

Current Liabilities
  Advances from stockholders                                  $         -
                                                              -----------

Stockholders' Equity/Deficit
  Common stock, no par value
   authorized 10,000,000 shares,
   issued and outstanding 2,394,600
   shares at October 31, 1996                                     239,460
  Additional paid-in-capital                                       36,825
  Deficit accumulated during the development stage               (276,288)
                                                              -----------
                                                                       (3)
                                                              -----------
  Total Liabilities and Stockholders' Equity                  $        (3)
                                                              ===========

   The accompanying notes are an integral part of these financial statements.

                               OMNI ANSWERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                                INCOME STATEMENT
                     FOR THE PERIOD ENDED OCTOBER 31, 1996
             AND THE PERIOD FROM INCEPTION THROUGH OCTOBER 31, 1996
                     (See Accountants' Compilation Report)

                                 Six
                                Months                     Inception
                                Ended                       Through
                             October 31,                  October 31,
                                 1996                         1996
                             ------------                 ------------

Net Sales                     $      520                   $      520
                              ----------                   ----------

Cost of Goods Sold                     -                            -
                              ----------                   ----------

  Gross Profit                       520                          520
                              ----------                   ----------

Costs and expenses
  Bank Charges                        40                           55
  Legal & Accounting               2,317                        2,317
  Professional Services            8,050                      274,330
  Taxes & Licenses                    40                           40
  Travel                              50                           50
  Miscellaneous                       16                           16
                              ----------                   ----------
                                  10,513                      276,808
                              ----------                   ----------

Net (loss) before
 income taxes                     (9,993)                    (276,288)

Income Taxes                           -                            -
                              ----------                   ----------

   Net (loss)                 $   (9,993)                  $ (276,288)
                              ==========                   ==========

Net income (loss) per
  common share
   Continuing operations      $     (.00)                  $     (.14)
                              ==========                   ==========

Weighted average
  shares outstanding           2,394,600                    2,015,919
                              ==========                   ==========


   The accompanying notes are an integral part of these financial statements.

                               OMNI ANSWERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                     FOR THE PERIOD ENDED OCTOBER 31, 1996
             AND THE PERIOD FROM INCEPTION THROUGH OCTOBER 31, 1996
                     (See Accountants' Compilation Report)

                                                      Six
                                                     Months       Inception
                                                     Ended         Through
                                                  October 31,    October 31,
                                                      1996           1996
                                                  ------------   ------------
Cash Flows from (for) Operating Activities:
   Continuing operations
   Net income (loss)                                 $ (9,993)     $(276,288)
                                                     --------      ---------
   Noncash items included in net income (loss)
     Stock issued for professional services
      rendered                                              -        266,185
   Changes in assets and liabilities:
     Increase in deferred tax asset                    (1,499)       (41,443)
     Increase in valuation allowance                    1,499         41,443
                                                     --------      ---------
     Net Adjustments                                        -        266,185
                                                     --------      ---------

Cash Provided (Used) by Operating Activities           (9,993)       (10,103)
                                                     --------      ---------

Cash Flows Provided (Used) by Investing
 Activities:
  Proceeds from issuance of common stock                    -         10,100
                                                     --------      ---------

   Cash Provided (Used) by Investing
     Activities                                             -         10,100
                                                     --------      ---------

Cash Flows Provided (Used) by Financing
 Activities:
  Proceeds from stockholder advances                        -             20
  Repayment of stockholder advances                       (20)           (20)
                                                     --------      ---------

   Cash Provided (Used) by Financing
    Activities                                            (20)             -
                                                     --------      ---------

Net change in cash                                    (10,013)            (3)

Cash at beginning of period                            10,010              -
                                                     --------      ---------

Cash at end of period                                $     (3)     $      (3)
                                                     ========      =========

   The accompanying notes are an integral part of these financial statements.

                               OMNI ANSWERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                     FOR THE PERIOD ENDED OCTOBER 31, 1996
             AND THE PERIOD FROM INCEPTION THROUGH OCTOBER 31, 1996
                     (See Accountants' Compilation Report)



SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

                                                         Six
                                                        Months     Inception
                                                        Ended       Through
                                                      October 31,  October 31,
                                                         1996         1996
                                                      -----------  -----------

Interest Paid                                         $         -  $         -
                                                      ===========  ===========

Income Taxes Paid                                     $         -  $         -
                                                      ===========  ===========


   The accompanying notes are an integral part of these financial statements.

                                 OMNI ANSWERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                   STATEMENT OF STOCKHOLDERS' EQUITY/DEFICIT
             FOR THE PERIOD FROM INCEPTION THROUGH OCTOBER 31. 1996
                     (See Accountants' Compilation Report)

                                                                                                           Deficit
                                                                                                          Accumulated
                                                                       Common Stock          Additional    During the
                                                                 -------------------------     Paid-in    Development
                                                                    Shares        Amount       Capital       Stage          Total
                                                                 ------------   ----------   ----------   -----------       -----
Issuance of shares of common stock on August 5, 1985,
 for professional services rendered                                 175,000       $17,500        $-           $-           $17,500

Issuance of shares of common stock on August 15, 1985,
  for professional services rendered                                175,000        17,500         -            -            17,500

Issuance of shares of common stock on November 5, 1985,
 for professional services rendered                                 500,000        50,000         -            -            50,000

Issuance of shares of common stock on November 7, 1985,
 for professional services rendered                                 200,000        20,000         -            -            20,000

Issuance of shares of common stock on November 9, 1985,
  for professional services rendered                                 25,000         2,500         -            -             2,500

Issuance of shares of common stock on November 16, 1985,
 for professional services rendered                                 500,000        50,000         -            -            50,000

Issuance of shares of common stock on November 17, 1985,
 for professional services rendered                                 250,000        25,000         -            -            25,000

Issuance of shares of common stock on November 22, 1985,
 for professional services rendered                                  50,000         5,000         -            -             5,000

Issuance of shares of common stock on February 10, 1986,
  for professional services rendered                                  2,000           200         -            -               200

Issuance of shares of common stock on February 11, 1986,
  for professional services rendered                                 17,000         1,700         -            -             1,700

   The accompanying notes are an integral part of these financial statements.

                                 OMNI ANSWERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                   STATEMENT OF STOCKHOLDERS' EQUITY/DEFICIT
             FOR THE PERIOD FROM INCEPTION THROUGH OCTOBER 31, 1996
                     (See Accountants' Compilation Report)

                                                                                                           Deficit
                                                                                                          Accumulated
                                                                       Common Stock          Additional    During the
                                                                 -------------------------     Paid-in    Development
                                                                    Shares        Amount       Capital       Stage        Total
                                                                 ------------   ----------   ----------   -----------     -----
Issuance of shares of common stock on February 13, 1986,
 for professional services rendered                                    11,000        1,100            -           -        1,100

Issuance of shares of common stock on February 17, 1986,
 for professional services rendered                                     1,000          100            -           -          100

Issuance of shares of common stock on February 20, 1986,
 for professional services rendered                                     1,000          100            -           -          100

Net loss for the year ended May 31, 1986                                    -            -            -    (190,700)    (190,700)
                                                                    ---------      -------   ----------    --------     --------

Balance - May 31, 1986                                              1,907,000      190,700            -    (190,700)           -

Issuance of shares of common stock on August 15, 1986,
 for professional  services rendered                                      200           20            -           -           20

Issuance of shares of common stock on November 17, 1986,
 for deemed donations                                                  60,000        6,000       (6,000)          -            -

Issuance of shares of common stock on November 17, 1986,
 for professional  services rendered                                      100           10            -           -           10

Issuance of shares of common stock on November 19, 1986,
 for professional services rendered                                    10,000        1,000            -           -        1,000

Issuance of shares of common stock on December 1, 1986,
 for professional services rendered                                    50,000        5,000            -           -        5,000

Net loss for the year ended May 31, 1987                                    -            -            -      (6,030)      (6,030)
                                                                    ---------      -------   ----------    --------     --------
Balance - May 31, 1987 and May 31, 1988                             2,027,300      202,730       (6,000)   (196,730)           -


   The accompanying notes are an integral part of these financial statements.

                              OMNI ANSWERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                   STATEMENT OF STOCKHOLDERS' EQUITY/DEFICIT
             FOR THE PERIOD FROM INCEPTION THROUGH OCTOBER 31, 1996
                     (See Accountants' Compilation Report)

                                                                                                           Deficit
                                                                                                          Accumulated
                                                                       Common Stock          Additional    During the
                                                                 -------------------------     Paid-in    Development
                                                                    Shares        Amount       Capital       Stage          Total
                                                                 ------------   ----------   ----------   -----------       -----
Issuance of shares of common stock on February 16, 1989,
 for professional services rendered                                    20,000       2,000           -             -          2,000

Net loss for the year ended May 31, 1989                                    -           -           -        (2,000)        (2,000)
                                                                    ---------     -------      ------      --------         ------

Balance - May 31, 1989, 1990, 1991, 1992, 1993 and 1994             2,047,300     204,730      (6,000)     (198,730)             -

Issuance of shares of common stock on July 30, 1994,
 for professional services rendered                                    50,000       5,000           -             -          5,000

Issuance of shares of common stock on August 15, 1994,
 for professional services rendered                                     9,000         900           -             -            900

Issuance of shares of common stock on September 8, 1994,
 for professional services rendered                                     2,800         280           -             -            280

Net loss for the year ended May 31, 1995                                    -           -           -        (6,180)        (6,180)
                                                                    ---------     -------      ------      --------         ------

Balance - May 31, 1995                                              2,109,100     210,910      (6,000)     (204,910)             -

Issuance of shares of common stock on August 3, 1995
 for professional services rendered                                     1,000         100         150             -            250

Issuance of shares of common stock on December 2, 1995,
 for professional services rendered                                     1,000         100         150             -            250

Issuance of shares of common stock on December 20, 1995,
 for professional services rendered                                    54,500       5,450       8,175             -         13,625

Issuance of shares of common stock on March 22, 1996,
 for professional services rendered and cash                           10,000       1,000       1,500             -          2,500

Issuance of shares of common stock on April 8, 1996,
 for professional services rendered and cash                           10,000       1,000       1,500             -          2,500

   The accompanying notes are an integral part of these financial statements.

                               OMNI ANSWERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                   STATEMENT OF STOCKHOLDERS' EQUITY/DEFICIT
             FOR THE PERIOD FROM INCEPTION THROUGH OCTOBER 31, 1996
                     (See Accountants' Compilation Report)

                                                                                                           Deficit
                                                                                                          Accumulated
                                                                       Common Stock          Additional    During the
                                                                 -------------------------     Paid-in    Development
                                                                    Shares        Amount       Capital       Stage           Total
                                                                 ------------   ----------   ----------   -----------        -----
Issuance of shares of common stock on April 12, 1996,
 for professional services rendered and cash                           10,000        1,000       1,500            -           2,500

Issuance of shares of common stock on April 13, 1996,
 for professional services rendered and cash                           20,000        2,000       3,000            -           5,000

Issuance of shares of common stock on April 22, 1996,
 for professional services rendered and cash                           24,000        2,400       3,600            -           6,000

Issuance of shares of common stock on April 30, 1996,
 for professional services rendered and cash                           20,000        2,000       3,000            -           5,000

Issuance of shares of common stock on April 30, 1996,
 for professional services rendered                                   135,000       13,500      20,250            -          33,750

Net loss for the period ended May 1, 1996                                   -            -           -      (61,385)        (61,385)
                                                                    ---------     --------     -------    ---------        --------
Balance - May 1, 1996                                               2,394,600      239,460      36,825     (266,295)          9,990

Net loss for the period ended October 31, 1996                              -            -           -       (9,993)         (9,993)
                                                                    ---------     --------     -------    ---------        --------

Balance - October 31, 1996                                          2,394,600     $239,460     $36,825    $(276,288)       $     (3)
                                                                    =========     ========     =======    =========        ========

   The accompanying notes are an integral part of these financial statements.

                              OMNI ANSWERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
            FROM INCEPTION (September 11, 1985) TO OCTOBER 31, 1996
                     (See Accountants' Compilation Report)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BUSINESS ACTIVITY
-------------------------------------------------------------------------

   This summary of significant accounting policies of Omni Answers, Inc. (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Business Activity
-----------------

   The Company, a Louisiana corporation located in Mansura, Louisiana was incorporated on September 11, 1985, and is currently in the development stage. While the purpose for organizing the Company was to provide a shell corporation for possible future mergers with privately-held companies seeking to go public, the Company is currently becoming active in its original concept as a consultation by mail enterprise. At the current time, the Company is entertaining different proposals by entities to market their products via the worldwide net.

Noncash Securities Issuance
---------------------------

   Shares of common stock issued for other than cash have been assigned amounts equivalent to the fair value of the services received in exchange.

Accounting Method
-----------------

   The Company's financial statements are prepared using the accrual method of accounting.

Income (Loss) per Share
-----------------------

   The computation of income (loss) per share of common stock is based on the weighted average number of shares outstanding during the periods presented.

Statement of Cash Flows
-----------------------

   The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents for purposes of the statement of cash flows.

                              OMNI ANSWERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
            FROM INCEPTION (September 11, 1985) TO OCTOBER 31, 1996
                     (See Accountants' Compilation Report)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BUSINESS ACTIVITY -
-------------------------------------------------------------------------
Continued

Income Taxes
------------

   Effective January 1, 1993, Omni Answers, Inc. adopted SFAS No. 109, "Accounting for Incomes Taxes," which requires a liability approach to financial accounting and reporting for incomes taxes. The differences between the financial statement and tax bases of assets and liabilities is determined annually. Deferred income tax assets and liabilities are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce deferred tax asset accounts to the amounts that will more likely than not be realized. Income tax expense is the current tax payable or refundable for the period, plus or minus the net change in the deferred tax asset and liability accounts.

Use of Estimates
----------------

   The preparation of financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect (1) the reported amounts of assets and liabilities, (2) disclosure of contingent assets and liabilities at the date of the financial statements, and (3) reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 - BASIS OF PRESENTATION AND CONSIDERATIONS RELATED TO CONTINUED EXISTENCE
--------------------------------------------------------------------------------

   The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred net losses of $276,288 for the period from inception (September 11, 1985) to October 31, 1996. This factor, among others, raises substantial doubt as to the Company's ability to obtain additional long-term debt and/or equity financing and achieve profitable operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence. In the interim period, management is still seeking additional investment capital to support its entrance into a new business venture and provide the capital needed to operate.

                              OMNI ANSWERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
            FROM INCEPTION (September 11, 1985) TO OCTOBER 31, 1996
                     (See Accountants' Compilation Report)

NOTE 3 - DEVELOPMENT STAGE COMPANY
----------------------------------

   The Company is a development stage company as defined in Financial Accounting Standards Board Statement No. 7. It has yet to commence full-scale operations. From inception through the date of these financial statements, the Company did not have any revenues or earnings. At the current time, the Company has no assets or liabilities.

   If a public market develops for the Company's shares, certain privately-held companies or business opportunities may be interested in merging with the Company because the Company's securities would be publicly traded, thereby allowing the privately-held company to become publicly traded through the merger.

   At the current time, the Company has no agreement, understanding or arrangement to acquire or participate in any specific business opportunity, however, it has identified several entities who are interested in its worldwide marketing concepts. The Company's potential future success depends upon its management and its continuing search for a business opportunity.

NOTE 4 - INCOME TAXES
---------------------

   Deferred income taxes arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or noncurrent, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or noncurrent depending on the periods in which the temporary differences are expected to reverse.

   Amounts for deferred tax assets are as follows:

                                               Six Month      Inception
                                              Period Ended     Through
                                               October 31,    October 31,
                                                  1996           1996
                                              ------------    -----------
Deferred tax asset, net of valuation
 allowance of $1,499 for the six month
 period ended October 31, 1996 and
 $41,443 from inception through
 October 31, 1996                             $          -    $         -
                                              ============    ===========

                              OMNI ANSWERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
            FROM INCEPTION (September 11, 1985) TO OCTOBER 31, 1996
                     (See Accountants' Compilation Report)

NOTE 4 - INCOME TAXES - Continued
---------------------

    The following temporary differences gave rise to the deferred tax asset at October 31, 1996:

                                               Six Month          Inception
                                              Period Ended         Through
                                               October 31,       October 31,
                                                  1996              1996
                                              ------------       -----------
Tax benefit of net operating loss
 carryforward                                   $ 1,499           $ 41,443

Valuation allowance for judgement of
 realizability of net operating loss
 carryforward in future years                    (1,499)           (41,443)

     Because the Company has not generated taxable income since its inception, no provision for income taxes has been made.

     The Company can carry forward its $276,288 net operating loss as follows:

Year Ended
December 31,
------------
   2001                                       $190,700
   2002                                          6,030
   2003                                              -
   2004                                          2,000
   2005                                              -
   2006                                              -
   2007                                              -
   2008                                              -
   2009                                              -
   2010                                          6,180
   2011                                         61,385
   2011                                          9,993
                                              --------
                                              $276,288
                                              ========

                              OMNI ANSWERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
            FROM INCEPTION (September 11, 1985) TO OCTOBER 31, 1996
                     (See Accountants' Compilation Report)

NOTE 5 - PUBLIC OFFERING OF COMMON STOCK
----------------------------------------

          The Company is currently in the process of completing a limited public offering of up to 300,000 shares of its common stock. The offering began in October, 1995 and is to expire on August 31, 1996. To date, the Company has issued 40,400 shares of common stock in connection with this offering at an offering price of $.25 per share. The gross proceeds to the Company from this offering was $10,100. The cost of the offering was nominal and was expensed as ordinary expenses in the year incurred.


NOTE 6 - FINANCIAL INSTRUMENTS
------------------------------

          Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments. The Company places its temporary cash investments with a financial institution and limits the amount of credit exposure to any one financial institution. As of May 1, 1996, the Company had no significant concentrations of credit risk.


NOTE 7 - EARNINGS PER SHARE
---------------------------

          Primary earnings per share amounts are computed based on the weighted average number of shares actually outstanding since there are no convertible securities or other stock options that are considered to be common stock equivalents. Fully diluted earnings per share amounts are not presented because there is no material dilution.


NOTE 8 - SUBSEQUENT EVENTS
--------------------------

          On December 10, 1996, the Company issued 2,500,000 shares of common stock for cash of $2,500.

          On December 17, 1996, the Company changed its name to Premier Ventures & Exploration, Inc., authorized the sale of 5,105,400 shares of stock for cash at $.001 per share, and amended the Company's articles of incorporation for the name change and a change in the authorized capital of the Company, increasing the authorized shares from 10,000,000 to 50,000,000.

          On January 10, 1997, the Company entered into an Exchange Agreement with New Directions Manufacturing, Inc.-Nevada whereby New Directions became a wholly-owned subsidiary of the Company.

                              OMNI ANSWERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
            FROM INCEPTION (September 11, 1985) TO OCTOBER 31, 1996
                     (See Accountants' Compilation Report)


NOTE 8 - SUBSEQUENT EVENTS - Continued
--------------------------

          On February 25, 1997, the Company entered into a Plan of Merger with New Directions to change the corporate domicile of the Company from Louisiana to Nevada. Pursuant to the terms of the merger, the Company's shareholders received one share of New Directions for every share of the Company's common stock they held, all the Company's stock was canceled, and the Company was merged with and into New Directions, leaving New Directions as the surviving entity. The merger was effective on April 16, 1997.

          Prior to the merger, on December 23, 1996, the Company effected a reverse stock split of 415 to 1 and issued approximately 1,400,000 shares of common stock at $.01 per share.

                     [LETTERHEAD OF EVERS & COMPANY, LTD.]

                         Independent Auditors' Report
                         ----------------------------

The Board of Directors
New Directions Manufacturing, Inc.:

We have audited the accompanying balance sheet of New Directions Manufacturing, Inc. as of June 30, 1996 and the related statements of operations and cash flows for the years ended June 30, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Directions Manufacturing, Inc. as of June 30, 1996 and the results of its operations and its cash flows for the years ended June 30, 1996 and 1995, in conformity with generally accepted accounting principles.


                                         Evers & Company, Ltd.

June 26, 1997
Phoenix, Arizona

                      NEW DIRECTIONS MANUFACTURING, INC.
                                 Balance Sheet

                                 June 30, 1996


               Assets
               ------

Current assets:
    Cash and cash equivalents                                  $243,951
    Accounts receivable, net of allowance
     for doubtful accounts of $26,000                           345,446
    Inventory                                                   211,000
    Prepaid expenses                                              7,790
                                                               --------
           Total current assets                                 808,187
                                                               --------

Property and equipment, net                                      62,363
Deferred income taxes                                            11,000
Deposits                                                          8,520
                                                               --------

                                                               $890,070
                                                               ========

Liabilities and Stockholders' Equity
------------------------------------

Current liabilities:
    Current portion of capital lease obligations               $ 23,418
    Accounts payable                                            143,764
    Commissions payable                                          16,590
    Advances from officers                                          457
    Accrued payroll and payroll taxes                             3,146
    Income taxes payable                                         44,000
                                                               --------

           Total current liabilities                            231,375
                                                               --------

Capital lease obligations, net of current portion                37,550
                                                               --------

Stockholders' equity
    Common stock, $1.00 par value. 1,000,000 shares
     authorized; 1,000 shares issued and outstanding              1,000
    Retained earnings                                           620,145
                                                               --------
                                                                621,145
                                                               --------

Commitments and subsequent events (see notes)
                                                               $890,070
                                                               ========


                See accompanying notes to financial statements.

                      NEW DIRECTIONS MANUFACTURING, INC.

                           Statements of Operations

                  For the years ended June 30, 1996 and 1995


                                                        1996          1995
                                                    ------------  ------------

Sales, net of returns and allowances                 $5,802,480    $4,607,085
                                                     ----------    ----------

Cost of sales:
    Materials                                         3,747,999     2,902,099
    Labor                                               758,343       590,822
    Overhead                                            264,004       231,466
                                                     ----------    ----------
                                                      4,770,346     3,724,387
                                                     ----------    ----------

          Gross profit                                1,032,134       882,698
                                                     ----------    ----------

Selling, general and administrative expenses:
    Officers' compensation                              560,122       510,144
    Administrative salaries                              59,887        88,403
    Advertising and promotion                           102,706       103,965
    Commissions                                          84,003        51,582
    Retirement plan contribution                            -          40,000
    Travel and entertainment                             11,898        21,210
    Contributions                                        25,887        20,419
    Vehicle leasing                                      18,310        16,155
    Other                                                81,846        67,803
                                                     ----------    ----------
                                                        944,659       919,681
                                                     ----------    ----------

          Income (loss) from operations                  87,475       (36,983)
                                                     ----------    ----------

Other income (expense)
    Interest income                                       5,774         6,369
    Interest expense                                    (10,171)      (10,756)
                                                     ----------    ----------
                                                         (4,397)       (4,387)
                                                     ----------    ----------

          Net income (loss) before income taxes
           (benefit)                                     83,078       (41,370)

Provision for income taxes (benefit)                     33,000       (11,000)
                                                     ----------    ----------

          Net income (loss)                              50,078       (30,370)

Retained earnings, beginning                            570,067       600,437
                                                     ----------    ----------

Retained earnings, ending                            $  620,145    $  570,067
                                                     ==========    ==========


                See accompanying notes to financial statements.

                      NEW DIRECTIONS MANUFACTURING, INC.

                           Statements of Cash Flows

                      Years ended June 30, 1996 and 1995

                                                      1996          1995
                                                  ------------  ------------

Cash flows from operating activities:
  Net income (loss)                                 $ 50,078      $(30,370)
  Adjustments to reconcile net income (loss) to
   net cash provided by operating activities:
    Depreciation and amortization                     27,496        30,961
    Decrease (increase) in receivables               (29,988)      142,451
    Increase in inventory                                -         (20,000)
    Increase in prepaid expenses                      (7,790)        6,738
    Increase in accounts payable                      11,075        17,462
    Increase (decrease) in commissions payable         3,375        (3,520)
    Decrease in accrued payroll and payroll taxes     (3,104)      (12,349)
    Decrease in officer advances                         -         (52,086)
    Increase (decrease) in accrued retirement
     contribution                                    (40,000)        5,000
    Increase (decrease) in income taxes payable       33,000       (11,000)
                                                    --------      --------

        Net cash provided by operating activities     44,142        73,287
                                                    --------      --------

Cash flows for investing activities:
        Acquisition of property and equipment            -          (4,985)
                                                    --------      --------


                See accompanying notes to financial statements.

                      NEW DIRECTIONS MANUFACTURING, INC.

                  For the years ended June 30, 1996 and 1995

                                                        1996          1995
                                                    ------------  ------------

Cash flows for financing activities:
        Payment of capital lease obligations           (19,491)      (14,697)
                                                      --------      --------

Net increase in cash and cash equivalents               24,651        53,605

Cash and cash equivalents, beginning of period         219,300       165,695
                                                      --------      --------

Cash and cash equivalents, end of period              $243,951      $219,300
                                                      ========      ========

Supplemental disclosures of cash flow information:
-------------------------------------------------

Cash paid during the period for:
    Interest                                           $10,171       $10,756
    Income taxes
                                                       -------       -------

Supplemental schedule of noncash investing and financing activities:
-------------------------------------------------------------------

During 1996 and 1995, the Company acquired equipment costing $15,018 and $25,575, respectively using financing leases.


                See accompanying notes to financial statements.

                      NEW DIRECTIONS MANUFACTURING, INC.

                         Notes to Financial Statements

                                 June 30, 1996


(1)  Summary of Significant Accounting Policies
     ------------------------------------------

     (a)    Basis of Presentations
            ----------------------

            New Directions Manufacturing, Inc. (The Company) manufactures oak furniture in Phoenix, Arizona and primarily sells to customers in the western United States. The accompanying financial statements were prepared in accordance with generally accepted accounting principles which necessitate the use of management estimates in preparing the statements.

     (b)    Cash Equivalents
            ----------------

            Cash equivalents include money market accounts and other short-term investments with an original maturity of three months or less.

     (c)    Inventory
            ---------

            Inventory is stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

     (d)    Property and Equipment
            ----------------------

            Property and equipment is recorded at cost and is being depreciated over estimated useful lives of five years using the straight-line method.

     (e)    Income Taxes
            ------------

            The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards #109.


(2)  Inventory
     ---------

     Inventory consists of the following:

            Raw materials                   $120,800
            Work-in-process                   74,500
            Finished goods                    15,700
                                            --------
                                            $211,000
                                            ========

(3)  Property and Equipment
     ----------------------

     Property and equipment consists of the following:

            Machinery and equipment             $203,572
            Office furniture & equipment          18,463
                                                --------
                                                 222,035
            Less:  Accumulated depreciation      159,672
                                                --------
                                                $ 62,363
                                                ========

(4)  Lease Commitments
     -----------------

     The Company leases its plant in Phoenix and showrooms in San Francisco and North Carolina under non-cancelable operating leases. In addition to rent, the leases generally require the Company to pay increases in the operating expenses of the properties.

     The Company also leases certain equipment, with a cost of $110,550 and accumulated depreciation of $58,044, under non-cancelable financing leases. Certain leases contain purchase options. The leases require the Company to pay all operating expenses and taxes related to the equipment.

     Future minimum lease obligations at June 30, 1996, are as follows:

                Year ending June 30,                    Capital       Operating
                --------------------                    -------       ---------

                        1997                            $31,552       $100,748
                        1998                             22,894         59,773
                        1999                             11,612
                        2000                              8,013
                        2001                              2,567
                                                        -------       --------
                                                         76,638       $160,521
                                                                      ========

      Less amounts representing interest
       at rates ranging from 16% to 19%                  15,670
                                                        -------

      Present value of capital lease obligations         60,968

      Current portion                                    23,418
                                                        -------

      Capital lease obligations, net of
       current portion                                  $37,550
                                                        =======

      Rent expense for the years ended June 30, 1996 and 1995 was $99,627 and $91,518, respectively.

                      NEW DIRECTIONS MANUFACTURING, INC.

                         Notes to Financial Statements

                                 June 30, 1996


(5)  Income Taxes
     ------------

     Deferred income taxes consists of the following:

             Leases capitalized for financial
              statement purposes                    $ 3,400

             Differences in tax and book
              depreciation                            7,600
                                                    -------
                                                    $11,000
                                                    =======

(6)  Profit Sharing Plan
     -------------------

     The Company adopted a profit sharing plan on January 1, 1992 which covers substantially all full-time employees with more than one year of service. Contributions to the plan are at the discretion of the board of directors. No contributions were approved for the year ended June 30, 1996. The board granted a $40,000 contribution during the year ended June 30, 1995. Management intends to terminate the plan upon completion of the sale described in note 8.

(7)  Concentration of Risk
     ---------------------

     As of June 30, 1996, the Company maintained cash accounts in a single financial institution which exceeded federally insured limits by approximately $230,000.

(8)  Subsequent Sale of Shareholders' Interests
     ------------------------------------------

     On July 17, 1996, the shareholders and the Company entered into an agreement whereby the shareholders of New Directions will sell all of their stock to a newly-formed corporation, New Directions Manufacturing, Inc. The stock ownership of the new Company is substantially different than that of the existing Company. The selling shareholders are to receive cash of $1,480,000 at closing and will finance $800,000 over four years at 8% interest. The seller will retain all cash in the corporation on the closing date and will be responsible for the payment of all payables existing on the closing date. In addition, any excess of receivables over payables which exceeds $300,000 (net receivables) at closing will be paid to the sellers as those receivables are collected. Any shortage in net receivables at closing will reduce the purchase price and the cash payment required.

     The agreement provides for a five-year covenant not-to-compete by the original shareholders of New Directions Manufacturing, Inc.

                               OMNI ANSWERS, INC.
                          AUDITED FINANCIAL STATEMENTS
                    MAY 1,  1996, AND MAY 31, 1995 AND 1994

                               TABLE OF CONTENTS

                                                       PAGE
                                                       ----

INDEPENDENT AUDITORS' REPORT                              1

FINANCIAL STATEMENTS
     Balance Sheets                                       2
     Income Statement                                     3
     Statements of Cash Flows                           4-5
     Statements of Stockholders' Equity/Deficit         6-9
     Notes to Financial Statements                    10-14

             [LETTERHEAD OF ALBRIGHT, PERSING & ASSOCIATES, LTD.]




                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

To the Shareholders and Board of Directors
Omni Answers, Inc.

     We have audited the accompanying balance sheets of Omni Answers, Inc. (a development stage company) as of May 1, 1996 and May 31, 1995 and 1994, and the related statements of income, stockholders' equity and cash flows for the period ended May 31, 1996 and the years ended May 31, 1995 and 1994 and for the period from inception (September 11, 1985) to May 1, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Omni Answers, Inc. (a development stage company) as of May 1, 1996, and May 31, 1995 and 1994, and the results of its operations and its cash flows for the period ended May 1, 1996, and the years ended May 31, 1995 and 1994 and for the period from inception (September 11, 1985) to May 1, 1996 in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are to raise additional capital and acquire any and all types of assets, properties and businesses, which management expects will result in profitable operations for the Company. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might result from the outcome of these uncertainties.


/s/ ALRBIGHT, PERSING & ASSOCIATES, LTD.

Reno, Nevada
May 30, 1996

                              OMNI ANSWERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                     MAY 1, 1996, AND MAY 31, 1995 AND 1994
                       (See Independent Auditors' Report)

                                 ASSETS
                                                 Eleven
                                                 Month
                                                 Period
                                                 Ended                Years Ended May 31
                                                 May 1,           --------------------------
                                                  1996              1995            1994
                                              ---------           ---------      -----------
Current Assets
 Cash                                         $  10,010           $     --        $      --
                                              ---------           ---------       ----------

Other Assets
 Deferred tax asset, net of valuation
  allowance                                         --                  --               --
                                              ---------           ---------       ----------

 Total Assets                                 $  10,010           $     --        $      --
                                              =========           =========       ==========

                   LIABILITIES AND STOCKHOLDERS' EQUITY/DEFICIT

Current Liabilities
 Advances from stockholders                   $      20           $     --        $      --
                                              ---------           ---------       ==========

Stockholders' Equity/Deficit
 Common stock, no par value
  authorized 10,000,000 shares,
  issued and outstanding 2,394,600
  shares at May 1, 1996,
  2,109,100 at May 31, 1995,
  and 2,047,300 at May 31, 1994                 239,460             210,910         204,730
 Additional paid-in-capital                      36,825              (6,000)         (6,000)
 Deficit accumulated during the develop-
  ment stage                                   (266,295)           (204,910)       (198,730)
                                              ---------           ---------       ==========
                                                  9,990                 --              --
                                              ---------           ---------       ==========
 Total Liabilities and Stockholders'
  Equity                                      $  10,010           $     --        $     --
                                              =========           =========       ==========

  The accompanying notes are an integral part of these financial statements.

                              OMNI ANSWERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                                INCOME STATEMENT
         FOR THE PERIOD ENDED MAY 1, 1996, THE YEARS ENDED MAY 31, 1995
          AND 1994, AND INCEPTION (September 11, 1985) TO MAY 1, 1996
                       (See Independent Auditors' Report)

                                       Eleven
                                       Month
                                       Period                                    Cumulative
                                       Ended             Years Ended May 31        During
                                       May 1,         ------------------------   Development
                                       1996              1995         1994          Stage
                                       ----------     -----------   ----------   ----------
Net Sales                              $        -     $        -    $        -   $        -
                                       ----------     ----------    ----------   ----------

Cost of Goods Sold                              -              -             -            -
                                       ----------     ----------    ----------   ----------

   Gross Profit                                 -              -             -            -
                                       ----------     ----------    ----------   ----------

Costs and expenses
   Bank Charges                                15              -             -            -
   Gas                                          -              -             -            -
   Miscellaneous                                -              -             -            -
   Office Expense                               -              -             -            -
   Printing                                     -              -             -            -
   Professional Services                   61,370          6,180             -      266,185
   Telephone                                    -              -             -            -
   Travel                                       -              -             -            -
   Typesetting                                  -              -             -            -
                                       ----------     ----------    ----------   ----------
                                           61,385          6,180             -      266,185
                                       ----------     ----------    ----------   ----------

Net (loss) before income taxes            (61,385)        (6,180)            -     (266,185)

Income Taxes                                    -              -             -            -
                                       ----------     ----------    ----------   ----------

    Net (loss)                         $  (61,385)    $   (6,180)   $        -   $ (266,185)
                                       ==========     ==========    ==========   ==========

Net income (loss) per
   common share
    Continuing operations              $     (.03)    $     (.00)   $        -   $     (.13)
                                       ==========     ==========    ==========   ==========

Weighted average
 shares outstanding                     2,136,548      2,098,240     2,047,300    2,014,397
                                       ==========    ===========    ==========   ==========

  The accompanying notes are an integral part of these financial statements.

                              OMNI ANSWERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
         FOR THE PERIOD ENDED MAY 1, 1996, THE YEARS ENDED MAY 31, 1995
          AND 1994, AND INCEPTION (September 11, 1985) TO MAY 1, 1996
                       (See Independent Auditors' Report)

                                                 Eleven
                                                 Month
                                                 Period                                    Cumulative
                                                 Ended             Years Ended May 31        During
                                                 May 1,         ----------------------     Development
                                                 1996              1995         1994          Stage
                                                 --------       --------    ----------     ---------
Cash Flows from/(for) Operating Activities:
  Continuing operations
    Net income (loss)                            $(61,385)      $ (6,180)   $        -     $(266,185)
                                                 --------       --------    ----------     ---------
    Noncash items included in net income (loss)
      Stock issued for professional services
       rendered                                    61,275          6,180             -       266,185
      Changes in assets and liabilities:
       Increase in deferred tax asset              (9,208)          (927)            -       (39,928)
       Increase in valuation allowance              9,208            927             -        39,928
                                                 --------       --------    ----------     ---------
         Net Adjustments                           61,275          6,180             -       266,185
                                                 --------       --------    ----------     ---------
         Cash Provided (Used) by
           Operating Activities                      (110)             -             -             -
                                                 --------       --------    ----------     ---------

Cash Flows from/(for) Investing Activities:
  Proceeds from issuance of common stock,
    including paid-in capital                      10,100              -             -             -
                                                 --------       --------    ----------     ---------
         Cash Provided by Investing
           Activities                              10,100              -             -             -
                                                 --------       --------    ----------     ---------

Cash Flows from/(for) Financing Activities:
  Proceeds from stockholder advances                   20              -             -             -
                                                 --------       --------    ----------    ----------
         Cash Provided by Investing
           Activities                                  20              -             -             -
                                                 --------       --------    ----------    ----------

Net change in cash                                 10,010              -             -             -

Cash at beginning of period                             -              -             -             -
                                                 --------       --------    ----------    ----------
Cash at end of period                            $ 10,010       $      -    $        -    $        -
                                                 ========       ========    ==========    ==========

  The accompanying notes are an integral part of these financial statements.

                              OMNI ANSWERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
         FOR THE PERIOD ENDED MAY 1, 1996, THE YEARS ENDED MAY 31, 1995
          AND 1994, AND INCEPTION (September 11, 1985) TO MAY 1, 1996
                       (See Independent Auditors' Report)


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:


                      Eleven
                      Month
                      Period                         Cumulative
                      Ended    Years Ended May 31,     During
                      May 1,   -------------------   Development
                      1996       1995      1994         Stage
                      ------   -------   --------    -----------

Interest Paid         $    -   $     -   $      -    $         -
                      ======   =======   ========    ===========

Income Taxes Paid     $    -   $     -   $      -    $         -
                      ======   =======   ========    ===========


  The accompanying notes are an integral part of these financial statements.

                               OMNI ANSWERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                   STATEMENT OF STOCKHOLDERS' EQUITY/DEFICIT
         FOR THE PERIOD ENDED MAY 1, 1996, THE YEARS ENDED MAY 31, 1995
          AND 1994, AND INCEPTION (September 11, 1985) TO MAY 1, 1996
                       (See Independent Auditors' Report)

                                                                                           Deficit
                                                                                         Accumulated
                                                  Common Stock            Additional      During the
                                              ---------------------        Paid-in       Development
                                               Shares       Amount         Capital          Stage              Total
                                              -------      --------       ----------     ------------        --------
Issuance of shares of common stock on
 August 5, 1985, for professional
 services rendered                            175,000       $17,500         $   -          $   -              $17,500

Issuance of shares of common stock on
 August 15, 1985, for professional
 services rendered                            175,000        17,500             -              -               17,500

Issuance of shares of common stock on
 November 5, 1985, for professional
 services rendered                            500,000        50,000             -              -               50,000

Issuance of shares of common stock on
 November 7, 1985, for professional
 services rendered                            200,000        20,000             -              -               20,000

Issuance of shares of common stock on
 November 9, 1985, for professional
 services rendered                             25,000         2,500             -              -                2,500

Issuance of shares of common stock on
 November 16, 1985, for professional
 services rendered                            500,000        50,000             -              -               50,000

Issuance of shares of common stock on
 November 17, 1985, for professional
 services rendered                            250,000        25,000             -              -               25,000

Issuance of shares of common stock on
 November 22, 1985, for professional
 services rendered                             50,000         5,000             -              -                5,000

Issuance of shares of common stock on
 February 10, 1986, for professional
 services rendered                              2,000           200             -              -                  200

Issuance of shares of common stock on
 February 11, 1986, for professional
 services rendered                             17,000         1,700             -              -                1,700

Issuance of shares of common stock on
 February 13, 1986, for professional
 services rendered                             11,000         1,100             -              -                1,100


  The accompanying notes are an integral part of these financial statements.

                                 OMNI ANSWERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                   STATEMENT OF STOCKHOLDERS' EQUITY/DEFICIT
         FOR THE PERIOD ENDED MAY 1, 1996, THE YEARS ENDED MAY 31, 1995
          AND 1994, AND INCEPTION (September 11, 1985) TO MAY 1, 1996
                       (See Independent Auditors' Report)

                                                                                           Deficit
                                                                                         Accumulated
                                                 Common Stock             Additional      During the
                                           ---------------------------     Paid-in       Development
                                              Shares          Amount        Capital          Stage                Total
                                           -------------   -----------    ----------     -------------        ------------
Issuance of shares of common stock on
  February 17, 1986, for professional
  services rendered                                1,000           100             -                 -                 100

Issuance of shares of common stock on
  February 20, 1986, for professional
  services rendered                                1,000           100             -                 -                 100

Net loss for the year ended
   May 31, 1986                                        -             -             -          (190,700)           (190,700)


Balance - May 31, 1986                         1,907,000       190,700             -          (190,700)                  -

Issuance of shares of common stock on
 August 15, 1986, for professional
 services rendered                                   200            20             -                 -                  20

Issuance of shares of common stock on
 November 17, 1986, for deemed
 donations                                        60,000         6,000        (6,000)                -                   -

Issuance of shares of common stock on
 November 17, 1986, for professional
 services rendered                                   100            10             -                 -                  10

Issuance of shares of common stock on
 November 19, 1986, for professional
 services rendered                                10,000         1,000             -                 -               1,000

Issuance of shares of common stock on
 December 1, 1986, for professional
 services rendered                                50,000         5,000             -                 -               5,000

Net loss for the year ended May 31, 1987               -             -             -            (6,030)             (6,030)
                                               ---------       -------        ------          --------             -------

Balance - May 31, 1987 and May 31, 1988        2,027,300       202,730        (6,000)         (196,730)                  -

Issuance of shares of common stock on
 February 16, 1989, for professional
 services rendered                                20,000         2,000             -                 -               2,000

Net loss for the year ended May 31, 1989               -             -             -            (2,000)             (2,000)
                                               ---------       -------        ------          --------             -------

  The accompanying notes are an integral part of these financial statements.

                                 OMNI ANSWERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                   STATEMENT OF STOCKHOLDERS' EQUITY/DEFICIT
         FOR THE PERIOD ENDED MAY 1, 1996, THE YEARS ENDED MAY 31, 1995
          AND 1994, AND INCEPTION (September 11, 1985) TO MAY 1, 1996
                       (See Independent Auditors' Report)

                                                                                           Deficit
                                                                                         Accumulated
                                                  Common Stock            Additional      During the
                                              ---------------------        Paid-in       Development
                                               Shares       Amount         Capital          Stage              Total
                                              ---------    --------       ----------     ------------        --------
Balance - May 31, 1989, 1990, 1991, 1992
   1993 and 1994                              2,047,300    204,730            (6,000)        (198,730)              -

Issuance of shares of common stock on
     July 30, 1994, for professional
     services rendered                           50,000      5,000                 -                -           5,000

Issuance of shares of common stock on
     August 15, 1994, for professional
     services rendered                            9,000        900                 -                -             900

Issuance of shares of common stock on
     September 8, 1994, for professional
     services rendered                            2,800        280                 -                -             280

Net loss for the year ended May 31, 1995              -          -                 -           (6,180)         (6,180)
                                              ---------   --------            ------         --------          ------

Balance - May 31, 1995                        2,109,100    210,910            (6,000)        (204,910)              -

Issuance of shares of common stock on
     August 3, 1995 for professional
     services rendered                            1,000        100               150                -             250

Issuance of shares of common stock on
     December 2, 1995, for professional
     services rendered                            1,000        100               150                -             250

Issuance of shares of common stock on
     December 20, 1995, for professional
     services rendered                           54,500      5,450             8,175                -          13,625

Issuance of shares of common stock on
     March 22, 1996, for professional
     services rendered and cash                  10,000      1,000             1,500                -           2,500

Issuance of shares of common stock on
     April 8, 1996, for professional
     services rendered and cash                  10,000      1,000             1,500                -           2,500

Issuance of shares of common stock on
     April 12, 1996, for professional
     services rendered and cash                  10,000      1,000             1,500                -           2,500


  The accompanying notes are an integral part of these financial statements.

                                 OMNI ANSWERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                   STATEMENT OF STOCKHOLDERS' EQUITY/DEFICIT
         FOR THE PERIOD ENDED MAY 1, 1996, THE YEARS ENDED MAY 31, 1995
          AND 1994, AND INCEPTION (September 11, 1985) TO MAY 1, 1996
                       (See Independent Auditors' Report)

                                                                                           Deficit
                                                                                         Accumulated
                                                  Common Stock              Additional        During the
                                              -----------------------         Paid-in         Development
                                               Shares        Amount           Capital            Stage           Total
                                              -------      ----------       ----------       ------------       --------
Issuance of shares of common stock on
 April 13, 1996, for professional
 services rendered and cash                      20,000         2,000            3,000                -           5,000

Issuance of shares of common stock on
 April 22, 1996, for professional
 services rendered and cash                      24,000         2,400            3,600                -           6,000

Issuance of shares of common stock on
 April 30, 1996, for professional
 services rendered and cash                      20,000         2,000            3,000                -           5,000

Issuance of shares of common stock on
 April 30, 1996, for professional
 services rendered                              135,000        13,500           20,250                -          33,750

Net loss for the period ended May 1, 1996             -             -                -          (61,385)        (61,385)
                                              ---------      --------          -------        ---------        --------

Balance - May 1, 1996                         2,394,600      $239,460          $36,825        $(266,295)       $  9,990
                                              =========      ========          =======        =========        ========

  The accompanying notes are an integral part of these financial statements.

                              OMNI ANSWERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
              FROM INCEPTION (September 11, 1985) TO MAY 1, 1996
                      (See Independent Auditors' Report)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BUSINESS ACTIVITY
-------------------------------------------------------------------------

   This summary of significant accounting policies of Omni Answers, Inc. (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Business Activity
-----------------

   The Company, a Louisiana corporation located in Mansura, Louisiana was incorporated on September 11, 1985, and is currently in the development stage. While the purpose for organizing the Company was to provide a shell corporation for possible future mergers with privately-held companies seeking to go public, the Company is currently becoming active in its original concept as a consultation by mail enterprise. At the current time, the Company is entertaining different proposals by entities to market their products via the worldwide net.

Noncash Securities Issuance
---------------------------

   Shares of common stock issued for other than cash have been assigned amounts equivalent to the fair value of the services received in exchange.

Accounting Method
-----------------

   The Company's financial statements are prepared using the accrual method of accounting.

Income (Loss) per Share
-----------------------

   The computation of income (loss) per share of common stock is based on the weighted average number of shares outstanding during the periods presented.

Statement of Cash Flows
-----------------------

   The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents for purposes of the statement of cash flows.

                              OMNI ANSWERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
              FROM INCEPTION (September 11, 1985) TO MAY 1, 1996
                      (See Independent Auditors' Report)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BUSINESS ACTIVITY -
-------------------------------------------------------------------------
Continued

Income Taxes
------------

   Effective January 1, 1993, Omni Answers, Inc. adopted SFAS No. 109, "Accounting for Incomes Taxes," which requires a liability approach to financial accounting and reporting for incomes taxes. The differences between the financial statement and tax bases of assets and liabilities is determined annually. Deferred income tax assets and liabilities are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce deferred tax asset accounts to the amounts that will more likely than not be realized. Income tax expense is the current tax payable or refundable for the period, plus or minus the net change in the deferred tax asset and liability accounts.

Use of Estimates
----------------

   The preparation of financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect (1) the reported amounts of assets and liabilities, (2) disclosure of contingent assets and liabilities at the date of the financial statements, and (3) reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 - BASIS OF PRESENTATION AND CONSIDERATIONS RELATED TO CONTINUED EXISTENCE
--------------------------------------------------------------------------------

   The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred net losses of $266,295 for the period from inception (September 11, 1985) to May 1, 1996. This factor, among others, raises substantial doubt as to the Company's ability to obtain additional long-term debt and/or equity financing and achieve profitable operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence. In the interim period, management is still seeking additional investment capital to support its entrance into a new business venture and provide the capital needed to operate.

                              OMNI ANSWERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
              FROM INCEPTION (September 11, 1985) TO MAY 1, 1996
                      (See Independent Auditors' Report)


NOTE 3 - DEVELOPMENT STAGE COMPANY
----------------------------------

   The Company is a development stage company as defined in Financial Accounting Standards Board Statement No. 7. It has yet to commence full-scale operations. From inception through the date of these financial statements, the Company did not have any revenues or earnings. At the current time, the Company has no assets or liabilities.

   If a public market develops for the Company's shares, certain privately-held companies or business opportunities may be interested in merging with the Company because the Company's securities would be publicly traded, thereby allowing the privately-held company to become publicly traded through the merger.

   At the current time, the Company has no agreement, understanding or arrangement to acquire or participate in any specific business opportunity, however, it has identified several entities who are interested in its worldwide marketing concepts. The Company's potential future success depends upon its management and its continuing search for a business opportunity.

NOTE 4 - INCOME TAXES
---------------------

   Deferred income taxes arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or noncurrent, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or noncurrent depending on the periods in which the temporary differences are expected to reverse.

   Amounts for deferred tax assets are as follows:


                                                  Eleven Month
                                                  Period Ended                   Year Ended May 31,
                                                     May 1,                  ------------------------
                                                      1996                      1995           1994
                                                 -------------               --------        --------
   Deferred tax asset, net of valuation
    allowance of $39,944 in 1996, $30,737
    in 1995 and $29,810 in 1994                  $           -               $      -        $     -
                                                 =============               ========        =======


                              OMNI ANSWERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
              FROM INCEPTION (September 11, 1985) TO MAY 1, 1996
                      (See Independent Auditors' Report)


NOTE 4 - INCOME TAXES - Continued
---------------------

   The following temporary differences gave rise to the deferred tax asset at March 31, 1996, 1995 and 1994:



                                               Eleven Month
                                               Period Ended      Year Ended May 31,
                                                  May 1,         ------------------
                                                   1996            1995      1994
                                               ------------      -------    -------
   Tax benefit of net operating loss
    carryforward                                  $ 9,208         $ 927     $   -

   Valuation allowance for judgement of
    realizability of net operating loss
    carryforward in future years                   (9,208)         (927)        -


   Because the Company has not generated taxable income since its inception, no provision for income taxes has been made.

   The Company can carry forward its $266,295 net operating loss as follows:

      Year Ended
      December 31,
     -------------
         2001                           $ 190,700
         2002                               6,030
         2003                                   -
         2004                               2,000
         2005                                   -
         2006                                   -
         2007                                   -
         2008                                   -
         2009                                   -
         2010                               6,180
         2011                              61,385
                                        ---------
                                        $ 266,295
                                        =========

                              OMNI ANSWERS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
              FROM INCEPTION (September 11, 1985) TO MAY 1, 1996
                      (See Independent Auditors' Report)


NOTE 5 - PUBLIC OFFERING OF COMMON STOCK
----------------------------------------

       The Company is currently in the process of completing a limited public offering of up to 300,000 shares of its common stock. The offering began in October, 1995 and is to expire on August 31, 1996. To date, the Company has issued 40,400 shares of common stock in connection with this offering at an offering price of $.25 per share. The gross proceeds to the Company from this offering was $10,100. The cost of the offering was nominal and was expensed as ordinary expenses in the year incurred.


NOTE 6 - FINANCIAL INSTRUMENTS
------------------------------

          Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments. The Company places its temporary cash investments with a financial institution and limits the amount of credit exposure to any one financial institution. As of May 1, 1996, the Company had no significant concentrations of credit risk.


NOTE 7 - EARNINGS PER SHARE
---------------------------

          Primary earnings per share amounts are computed based on the weighted average number of shares actually outstanding since there are no convertible securities or other stock options that are considered to be common stock equivalents. Fully diluted earnings per share amounts are not presented because there is no material dilution.


NOTE 8 - SUBSEQUENT EVENTS
--------------------------

          On May 20, 1996, the Company purchased a new computer for a total cost of $5,000.

                       NEW DIRECTIONS MANUFACTURING, INC.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  Indemnification of Directors and Officers.
--------  ------------------------------------------

     The Nevada Corporation Law and the Company's Certificate of Incorporation and Bylaws authorize indemnification of a director, officer, employee or agent of the Company against expenses incurred by him or her in connection with any action, suit, or proceeding to which such person is named a party by reason of having acted or served in such capacity, except for liabilities arising from such person's own misconduct or negligence in performance of duty. In addition, even a director, officer, employee or agent of the Company who was found liable for misconduct or negligence in the performance of duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 25.  Other Expenses of Issuance and Distribution
--------  -------------------------------------------

SEC Registration Fee               $ 1,531
Accounting Fees and Expenses       $ 5,000
Legal Fees and Expenses            $25,000
Printing Expenses                  $ 5,000
Miscellaneous                      $   469
                                   -------
     Total                         $37,000

Item 26.  Recent Sales of Unregistered Securities
--------  ---------------------------------------

     On January 9, 1997, the Company commenced a private placement of 1,000,000 shares of Common Stock at $2.25 per share (the "Private Placement"). The Private Placement was exempt from the registration provisions of the Act by virtue of Section 4(2) of the Act, as transactions by an issuer not involving any public offering. The securities issued pursuant to the Private Placement were restricted securities as defined in Rule 144. The shares sold in the Private Placement are being registered herein. The offering generated net proceeds of approximately $1,909,686, net of offering costs and expenses of $340,314. See the "Selling Shareholders" section of the Prospectus for a complete list of the investors in the Private Placement.

     On June 9, 1997, the Company issued 25,000 options to counsel, and on September 15, 1997, the Company issued an additional 25,000 options to counsel (for a total of 50,000 options) in exchange for services rendered. All options are exercisable for five years at the option exercise price of $2.25 per Share. The total of 50,000 Shares underlying the options to counsel are being registered herein for resale only. The options are held in the name of Horwitz & Beam, Inc., a California corporation, dba Horwitz & Beam and the Shares which will be issued once the options are exercised will be issued in the name of Horwitz & Beam, Inc., a California corporation, dba Horwitz & Beam.

Item 27.  Exhibits
--------  --------

     Exhibit
     -------
     3.1 Articles of Incorporation of New Directions Manufacturing, Inc., a Nevada corporation, dated January 9, 1997*


     3.2  Amendment to Articles of Incorporation of New Directions
          Manufacturing, Inc., a Nevada corporation, dated May 29, 1997*
     3.3  Bylaws of New Directions Manufacturing, Inc., dated May 29, 1997*
     4    Option Agreement between New Directions Manufacturing, Inc. and
          Horwitz & Beam, Inc., dated June 9, 1997*
     4.1  Option Agreement between New Directions Manufacturing, Inc. and
          Horwitz & Beam, Inc., dated September 15, 1997*
     5    Opinion of Horwitz & Beam*
     10.1 Employment Agreement, dated December 31, 1996, between New Directions
          Manufacturing, Inc. and Donald A. Metke*
     10.2 Employment Agreement, dated December 31, 1996, between New Directions
          Manufacturing, Inc. and Jack Horner, Jr.*
     10.3 Consulting Agreement, dated December 31, 1996, between New Directions
          Manufacturing, Inc. and Sean F. Lee*
     10.4 Lease Agreement, dated November 11, 1992 *
     10.5 Plan of Merger between Premier Ventures, Inc. and New Directions
          Manufacturing, Inc., dated February 25, 1997*
     10.6 Articles of Merger between Premier Ventures, Inc. and New Directions
          Manufacturing, Inc., dated March 14, 1997*
     10.7 Stock Purchase Agreement between New Directions, Inc., an Arizona corporation and the Lee Family Partnership, a limited partnership organized under the laws of the State of Arizona, dated July 17, 1996*
     10.8 Exchange Agreement between New Directions Manufacturing, Inc., a
          Nevada corporation and Premier Ventures & Explorations, Inc., a Louisiana
          corporation, dated January 10, 1997*
     24.1 Consent of Horwitz & Beam (included in their opinion set forth in
          Exhibit 5 hereto)*
     24.2 Consent of Evers & Company, Ltd.
     24.3 Consent of Albright, Persing & Associates, Ltd.
     25   Power of Attorney (see signature page)

____________
*    Previously filed

Item 28.  Undertakings
----------------------

     The undersigned registrant hereby undertakes to:

     (1) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (2) File, during any period in which it offers or sells securities, a post effective amendment to this registration statement to:

     (i)   Include any prospectus required by section 10(a)(3) of the Act;
     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and
     (iii) Include any additional or changed material information on the plan of distribution.

     For determining liability under the Securities, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Phoenix, State of Arizona on November 12, 1997.


                        NEW DIRECTIONS MANUFACTURING, INC.



                        By:           *
                            ----------------------------------------------------
                            Donald A. Metke, President, Chief Operating Officer, Chief Financial Officer, Director



                               POWER OF ATTORNEY

     Each person whose signature appears appoints Donald A. Metke as his agent and attorney-in-fact, with full power of substitution to execute for him and in his name, in any and all capacities, all amendments (including post-effective amendments) to this Registration Statement to which this power of attorney is attached. In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.


     Signature                Title                                                 Date
     ---------                -----                                                 ----

            *
     ___________________      President, Chief Operating Officer,                   November 12, 1997
     Donald A. Metke          Chief Financial Officer, Director


            *
    ____________________      Executive Vice President, Secretary, Director         November 12, 1997
    Jack Horner, Jr.


            *
    ____________________      Director                                              November 12, 1997
    Sean F. Lee


*By: /s/ DONALD A. METKE
     -------------------
      Donald A. Metke
      Attorney in Fact

                                      29